Exhibit 2.1
                                                                    -----------

THEODORE B. STOLMAN (State Bar No. 52099),
MICHAEL H. GOLDSTEIN (State Bar No. 115675), and
SCOTT H. YUN (State Bar. No. 185190), Members of
STUTMAN, TREISTER & GLATT
PROFESSIONAL CORPORATION
3699 Wilshire Boulevard, Ninth Floor
Los Angeles, California 90010
Telephone:  (213) 251-5100
Facsimile:  (213) 251-5288

Attorneys for Debtor and Debtor in Possession

Debtor's Mailing Address:
------------------------
75 Robin Hill Road
Goleta, CA 93117



                        UNITED STATES BANKRUPTCY COURT

                        CENTRAL DISTRICT OF CALIFORNIA

                            SANTA BARBARA DIVISION



In re                                )  Case No. ND 00-10066-RR
                                     )
APPLIED MAGNETICS CORPORATION,       )  Chapter 11
a Delaware corporation,              )
                                     )  DEBTOR'S THIRD AMENDED PLAN OF
      Debtor.                        )  REORGANIZATION UNDER CHAPTER 11
                                     )  OF THE BANKRUPTCY CODE DATED AS
                                     )  OF SEPTEMBER 24, 2001, AS
                                     )  MODIFIED
                                     )
                                     )           Confirmation Hearing
                                                 --------------------
                                     )
Taxpayer I.D. No. 95-1950506         )  Date:   November 2, 2001
                                     )  Time:   9:00 a.m.
                                     )  Place:  Courtroom 201
                                     )          1415 State Street
                                     )          Santa Barbara, CA
                                     )
-------------------------------------

           APPLIED MAGNETICS CORPORATION, a Delaware corporation, as debtor and debtor in possession, proposes the following chapter 11 plan pursuant to section 1121(a) of the Bankruptcy Code. The Disclosure Statement which accompanies the Plan discusses the Debtor's history, business, properties, and results of opera- tions and contains a summary and discussion of the Plan. Holders of Claims and Equity Interests are encouraged to read the Disclosure Statement before voting to accept or reject the Plan. I.

                    DEFINITIONS AND RULES OF CONSTRUCTION

     A.     Defined Terms.
            As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires (such meanings to be equally applicable to both the singular and plural, and masculine and feminine, forms of the terms defined):
            1. "Allowed Administrative Expense" means any cost or expense of administration of the Chapter 11 Case allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary post-petition expenses of preserving the estate of the Debtor, any actual and necessary postpetition expenses of operating the business of the Debtor in Possession, all compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under section 330, 331, or 503 of the Bankruptcy Code, and any fees or charges assessed against the estate of the Debtor under 1930 of title 28 of the United States Code.

            2. "Allowed Claim" and "Allowed Equity Interest" mean, respectively, except as otherwise allowed or provided herein, a Claim or an Equity Interest, proof of which was timely and properly filed or, if no proof of claim or proof of interest was filed, which has been or hereafter is listed by the Debtor on its Schedules as liquidated in amount and not disputed or contingent, and, in either case, as to which no objection to the allowance thereof has been interposed on or before the later of
(i) the ninetieth (90th) day after the Effective Date, or
(ii) the ninetieth (90th) day after proof of such Claim or Equity Interest is filed, or (iii) such other applicable period of limitation as may be fixed or extended by the Bankruptcy Court, or as to which any objection has been determined by a Final
Order to the extent such objection is determined in favor of the respective holder. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Claim" shall not include interest on such Claim accruing after the Petition Date.
            3.    "Amended and Restated Certificate of
Incorporation" means the Amended and Restated Certificate of Incorporation of the Reorganized Debtor which shall be substan-tially in the form set forth in the Plan Documents Supplement.
            4. "Amended and Restated Bylaws" means the Amended and Restated Bylaws of the Reorganized Debtor which shall be substantially in the form set forth in the Plan Documents Supplement.
            5. "AMC - Malaysia Liquidator" means the court appointed liquidator administering the liquidation of Applied Magnetics (M) SDN. BHD.

            6. AMC - Malaysia Liquidator Estate" means the net proceeds from the liquidation of Applied Magnetics (M) SDN. BHD. achieved by the AMC - Malaysia Liquidator as to which creditors of Applied Magnetics (M) SDN. BHD. have claims against such proceeds and as such are entitled to receive a distribution of the net proceeds.
            7. "Ballot" means the form approved by the Bankruptcy Court for voting on the Plan and, in the cases of Classes 9 and 17, electing treatment in Class 9.
            8. "Bankruptcy Code" means Title I of the Bankruptcy Reform Act of 1978, as amended, set forth in sections 101 et seq. of title 11 of the United States Code, as applicable to the Chapter 11 Case.
            9. "Bankruptcy Court" means the United States District Court for the Central District of California, Santa Barbara Division, having jurisdiction over the Chapter 11 Case and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court pursuant to section 151 of title 28 of the United States Code; or, in the event such court ceases to exercise jurisdic-tion over the Chapter 11 Case, such court or unit thereof that exercises jurisdiction over the Chapter 11 Case in lieu thereof.
            10. "Bankruptcy Rules" means, collectively, (i) the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Case, and (ii) the Local Bankruptcy Rules applicable to cases pending before the Bankruptcy Court, as now in effect or hereafter amended.
            11.   "Business Day" means any day which is not a

Saturday, a Sunday, or a "legal holiday" as defined in Bankruptcy Rule 9006(a).
            12. "Capital Leases" means those certain leases of personal property entered into by the Debtor prior to the commencement of the Chapter 11 Case and which are capitalized and shown as liabilities on the Debtor's balance sheet in accordance with GAAP, including, without limitation, those leases identified in Exhibit "H" annexed hereto.
            13.   "Capital Leases Claims" means the unsecured
Claims of Persons who are parties to Capital Leases.
            14.   "Cash" means cash or cash equivalents.
            14A. "Cash Asset Sale" means a sale for cash of all, or substantially all, of the assets of the Reorganized Debtor that is consummated within the three year period from and after the Effective Date.
            14B. "Cash Asset Sale Distribution" shall mean a Pro Rata distribution to holders of Allowed Claims in Classes 12 and 13 as of the Record Date (based upon the Allowed Claims in Classes 12 and 13) of certain of the net proceeds from a Cash
Asset Sale as described in the Cash Asset Sale Formula, and for purposes hereof net proceeds from a Cash Asset Sale shall mean the gross cash proceeds less, among other things: (i) all costs associated with the Cash Asset Sale; (ii) all liabilities that must be paid by the Reorganized Debtor prior to making distributions to shareholders, including reserves for contingent liabilities; and (iii) all costs of liquidating the Reorganized Debtor, including the costs of making distributions to shareholders.

            14C. "Cash Asset Sale Formula" means the formulas set forth in Exhibit J annexed hereto with respect to the repurchase by the Reorganized Debtor of certain shares of New Common Stock originally issued to the Guarantee Banks, and the distribution of the Cash Asset Sale Distribution to holders of Allowed Claims in Classes 12 and 13, as provided for in the Plan.
            15. "Cash Reserve" means the bank account or accounts referred to in Section V.A. of the Plan.
            16. "Chapter 11 Case" means the case under chapter 11 of the Bankruptcy Code, commenced by the Debtor on the Petition Date, styled "In re Applied Magnetics Corporation," and assigned Case No. ND00-1066-RR.
            17. "CIT" means The CIT Group/Business Credit, Inc., a New York Corporation, as the lender under the CIT Facility.
            18. "CIT Claim" means all "Obligations" to CIT as defined in and arising under or pursuant to the CIT Facility, including without limitation any unpaid accrued interest, fees, costs, and charges.
            19. "CIT Facility" means that certain Financing Agreement, dated as of January 11, 1995, as it may have been amended from time to time, and all ancillary documents, instru-ments, security agreements, licenses, pledges, guarantees, and other agreements, contracts or documents referred to therein or related thereto, and any orders with respect thereto entered in the Chapter 11 Case.
            20. "CIT Liens" means all liens, encumbrances, secu-rity interests, charges, and interests of CIT in and to the assets of the Debtor arising under the CIT Facility.

            21. "CIT Leasing" means The CIT Group/Equipment Financing, Inc., a New York corporation.
            22.   "CIT Leasing Claim" means the secured Claim of
CIT Leasing arising under or pursuant to the CIT Leasing Facility.
            23. "CIT Leasing Collateral Net Realizable Value" means the net proceeds received from the sale (or settlement) of assets of the Debtor subject to the CIT Leasing Liens as realized and as allocated to CIT Leasing as follows:
                  i. cash collateral of the Debtor subject to the CIT Leasing Liens equaling $93,000;
                  ii. with respect to technology assets, twenty-five percent (25%) of the net realized proceeds shall be paid to CIT Leasing;
                  iii. with respect to receivables, seventy-five percent (75%) of the first $500,000 of the net realized proceeds, and forty percent (40%) of the net realized proceeds in excess of $500,000, shall be paid to CIT
      Leasing.
            24. "CIT Leasing Facility" means that certain Master Lease Agreement, dated as of June 1, 1998, as it may have been amended from time to time, and all ancillary documents, instru-ments, security agreements, licenses, pledges, guarantees, and other agreements contracts or documents referred to therein or related thereto, and any orders with respect thereto entered in the Chapter 11 Case.
            25. "CIT Leasing Liens" means all liens, encum-brances, security interests, charges, and interests of CIT in and to the assets of the Debtor arising under or pursuant to the CIT Facility.
            26. "Claim" means (a) any right to payment from the Debtor, whether or not such right is reduced to judgment, liqui-dated, unliquidated, fixed, contingent, matured, unmatured, dis-puted, undisputed, legal, equitable, secured, or unsecured, or
(b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, un-disputed, secured, or unsecured.
            27. "Class 12 Warrants" means the Pro Rata portion of the New Warrants to be distributed to Class 12 based upon the Allowed Class 12 Claims and the Allowed Class 13 Claims.
            28. "Class 13 Warrants" means the Pro Rata portion of the New Warrants to be distributed to Class 13 based upon the Allowed Class 12 Claims and the Allowed Class 13 Claims.
            29. "Committee" means the Official Committee of Creditors Holding Unsecured Claims as appointed by the Office of the United States Trustee pursuant to section 1102 of the Bankruptcy Code to serve in the Chapter 11 Case.
            30. "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.
            31. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.
            32.   "Convenience Claims" means the Allowed General

Unsecured Claim of Persons in the amount of five hundred dollars ($500.00) or less, after aggregation of all of the Allowed General Unsecured Claims asserted by the holder of such Claims.
            33. "Creditor Shares of New Common Stock" means 4,500,000 shares of New Common Stock less up to a maximum of 45,000 shares of New Common Stock issued to HLHZ, but excluding any shares of New Common Stock issued to HLHZ, on account of its "Monthly Fee," as defined in HLHZ's retention agreement, in accordance with Section II B.2. hereof, and less the Warn Settlement Stock, and with respect to the shares of New Common Stock issued to Class 10 and to Class 11, the Creditor Shares of New Common Stock so distributed will be subject to the legend and restrictions as described in the Plan with respect to the treatment of Class 10 and Class 11, respectively.
            34.   "Cure Payment" has the meaning referred to in
Section VI.A. of the Plan.
            35. "DAS" means DAS Devices, Inc., a Delaware cor-poration, and a wholly owned subsidiary of the Debtor.
            36.   [Intentionally Omitted]
            37. "DAS Claims" means Claims assert by any Person who is a DAS Creditor.
            38.   "DAS Creditor" means any Person who asserts DAS
Claims.
            39. "Debtor" means Applied Magnetics Corporation, a Delaware corporation.
            40. "Debtor in Possession" means the Debtor when acting in the capacity of representative of the estate in the Chapter 11 Case.

            41. "Deferred Payment Tax Claim" has the meaning referred to in Section II.C. of the Plan.
            42. "Disbursing Agent" means the Reorganized Debtor in its fiduciary capacity as the agent to hold and distribute the consideration to be distributed to holders of Allowed
Administrative Expenses, Allowed Claims, and Allowed Equity
Interests pursuant to the Plan, the Confirmation Order, or such other order as may be entered by the Bankruptcy Court; provided, however, with respect to the distributions to be made to Class
13, the Indenture Trustee shall be the Disbursing Agent and the consideration under the Plan to be provided to holders of Allowed Class 13 Claims shall be provided to the Indenture Trustee and the Indenture Trustee shall receive the same as Disbursing Agent for the holders of Allowed Class 13 Claims and shall be responsible for making distributions to holders of Allowed Class
13 Claims, and the Indenture Trustee shall be authorized to deduct from the consideration provided to Class 13 the Indenture
Trustee Claim to the extent so provided for in the Old 7% Notes Indenture. The Disbursing Agent may employ or contract with other entities to assist in or perform the distribution of property. The Disbursing Agent will serve without bond.
            43.   "Disputed Administrative Expense," "Disputed
Claim," and "Disputed Equity Interest" mean any Administrative
Expense, Claim, or Equity Interest, as the case may be,
(i) which is listed in the Schedules as unliquidated, disputed, contingent, and/or unknown, or (ii) as to which the Debtor or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order.
            44. "Distribution Reserve" means the reserve referred to in Section IV.A. of the Plan.
            45.   "Effective Date" means the first Business Day
(a) on which no stay of the Confirmation Order is and remains in effect and (b) that is at least one business day after the date on which the conditions specified in Section VII.A. of the Plan have been satisfied or waived.
            46. "Employee Reserved Options" means individually, and in the aggregate, 750,000 Employee Reserved Options, to be issued pursuant to Section V.B. of the Plan as of the Effective
Date, exercisable for the purchase of 750,000 shares of New
Common Stock to be issued on the terms and conditions set forth in the certificates for the Employee Reserved Options. A summary of certain of the principal terms and conditions of the Employee Reserved Options is set forth in Exhibit "A-1" to the Plan. The certificates for the Employee Reserved Options shall be substan-tially in the form set forth in the Plan Documents Supplement.
The Employee Reserved Options shall be governed in all respects by the New Employee Restricted Stock and Option Agreement substantially in the form set forth in the Plan Documents
Supplement. A summary of certain of the principal terms and conditions of the New Employee Restricted Stock and Option
Agreement is set forth in Exhibit "A-2" to the Plan.
            47. "Employee Restricted Stock" means individually, and in the aggregate, 500,000 Shares of New Common Stock, to be issued pursuant to Section V.B. of the Plan as of the Effective
Date, to be issued on the terms and conditions set forth in Exhibit "A-1" to the Plan. The Employee Restricted Stock shall be governed in all respects by the New Employee Restricted Stock and Option Agreement substantially in the form set forth in the Plan Documents Supplement. A summary of certain of the principal terms and conditions of the New Employee Restricted Stock and Option Agreement is set forth in Exhibit "A-2" to the Plan.
            48. "Employee Restricted Stock and Option Program" means the program governing the issuance of the Employee
Restricted Stock and New Options to purchase New Common Stock to be issued to certain employees of the Reorganized Debtor pursuant to Section V.J. of the Plan. A summary of certain principal terms and conditions of the Employee Restricted Stock and Option
Program is set forth in Exhibit "A-2" to the Plan. The Employee Restricted Stock and Option Program shall be governed in all respects by the Employee Restricted Stock and Option Program substantially in the form set forth in the Plan Documents
Supplement.
            49. "Equity Interest" means any equity interest in the Debtor represented by Old Common Stock, including any right, warrant, option or contract to purchase Old Common Stock.
            50. "File," "Filed," "Files," or "Filing" means properly and timely filed with the Bankruptcy Court in the Chapter 11 Case, as reflected on the official docket of the Bankruptcy Court for the Chapter 11 Case, served on Persons, as such filing and service are required pursuant to the Bankruptcy
Code, Bankruptcy Rules and/or order of the Bankruptcy Court.
            51. "Final Order" means an order or judgment of the Bankruptcy Court or other applicable court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtor or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court or other applicable court shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargu-ment or rehearing shall have expired.
            52. "GAAP" means generally accepted accounting prin-ciples as in effect and applicable to the Debtor's financial statements.
            53. "General Unsecured Claim" means any Claim that is not a Secured Claim, Administrative Expense, Priority Tax Claim,
Other Priority Claim, or a Claim classified in Classes 9 through
16, inclusive, and 17B, 10, 11, 12, 13, 14.
            54. "Gold Mountain" means Gold Mountain Financial Institution, Inc., a California corporation.
            55.   "Gold Mountain Claim" means the secured Claim of

Gold Mountain in the principal amount $7,625,000, plus interest, fees and costs pursuant to Gold Mountain Facility.
            56. "Gold Mountain Facility" means that certain Note Secured by Deed of Trust dated November 18, 1999, in the origi-nal principal amount of $7,625,000, executed by the Debtor in favor of Gold Mountain and secured by that certain Deed of Trust, Assignment of Rents and Fixture Filing, dated November 18, 1999, and all ancillary documents, instruments, security agreements, licenses, pledges, guarantees, and other agreements, contracts or documents referred to therein or related thereto.
            57. "Gold Mountain Liens" means all liens, encum-brances, security interests, charges, and interests of Gold
Mountain in and to the assets of the Debtor arising under or pursuant to the Gold Mountain Facility.
            57A. "Gold Mountain Related Claims" means all Claims, causes of action, demands, rights of payment, damages (whether actual, compensatory or punitive), remedies, or other actions, whether in law or equity, against Gold Mountain or other parties (including, without limitation, Bermant Development Company,
American Environmental Specialist, Inc., Pacific Edge
Engineering, Inc., Blair Hayes Commercial Licensed Real Estate
Broker, and their respective agents, participants, affiliates, representatives) arising from, related to, or connected with, in any matter whatsoever: (i) the Gold Mountain Facility; (ii) the actions taken by Gold Mountain or other parties arising from, related to, or in connection with, the litigation between Gold
Mountain and the Debtor with respect to the alleged environmental conditions of the Hollister Property and/or the Robin Hill Property, or the Debtor's efforts to sell the Hollister
Property.
            58.   "Guarantee Banks" means collectively, Malayan
Banking Berhad (aka Maybank), RHB Bank Berhad (fka DCB Bank
Berhad); Ban Hin Lee Bank Berhad, Arab-Malaysian Bank Berhad and
United Overseas Bank (Malaysia) Bhd. whose respective Claims against certain of the Debtor's subsidiaries have been guaran-teed by the Debtor.
            59.   [Intentionally omitted]
            60.   [Intentionally omitted]
            61.   [Intentionally omitted]
            62. "Guarantee Banks' Claims" means the Claims of the Guarantee Banks arising under or pursuant to the Guarantee
Banks' Guarantee.
            63. "Guarantee Banks' Guarantee" means the Debtor's guarantees issued in favor of the Guarantee Banks with respect to certain obligations of the Debtor's subsidiaries.
            64.   "HLHZ" means Houlihan Lokey Howard & Zukin.
            65. "Hollister Property" means that certain real property and improvements thereon owned by the Debtor and commonly known as 6300 Hollister Avenue, Goleta, CA.
            66.   "Indenture Trustee" means The Chase Manhattan
Bank, N.A. as Trustee under that certain Old 7% Notes Indenture.
            67. "Indenture Trustee Claim" means the Claim of the Indenture Trustee arising under or pursuant to the Old 7% Notes Indenture.

            68. "Kennilworth" means Kennilworth Partners II LP, a Delaware limited partnership.
            69. "Kennilworth Claims" means the Claims of Kennilworth pursuant to the Kennilworth Facility.
            70. "Kennilworth Facility" means that certain Senior Subordinated Convertible Note due July 14, 2005, dated July 14, 1999, executed by the Debtor in favor of Kennilworth, and all ancillary documents, instruments, security agreements, licenses, pledges, guarantees and other agreements, contracts or documents referred to therein or related thereto.
            71. "Kennilworth Litigation Claims" means the claims asserted by Kennilworth in that certain proceeding, Kennilworth Partners II, LP, v. Craig D. Crisman, et. al., Case No. 313497, pending in the Superior Court of California, County of San Francisco, as amended, modified, or replaced, or as asserted in any other litigation, proceeding or otherwise based upon claims arising from Kennilworth's purchase of the Senior Subordinated Convertible Note due July 14, 2005, dated July 14, 1999.
            71A. "Mag Data Sale" means the Debtor's sale, consummated on or about April 12, 1999, of its former subsidiary known as Magnetic Data Technologies, LLC to Dubilier & Company, and all transactions arising from, related to, or connected with the sale.
            72.   "New Board" has the meaning referred to in
Section V.J. of the Plan.
            73.   "New Employee Class B Options" means
individually, and in the aggregate, 1,000,000 New Employee Class B Options, to be issued pursuant to Section V.B. of the Plan as of the

Effective Date, exercisable for the purchase of 1,000,000 shares of New Common Stock on the terms and conditions set forth in the certificates for the New Employee Class B Options. A summary of certain of the principal terms and conditions of the New
Employee Class B Options is set forth in Exhibit "A-1" to the Plan. The certificates for the New Employee Class B Options shall be substantially in the form set forth in the Plan Documents Supplement. The New Employee Class B Options shall be governed in all respects by the New Employee Restricted Stock and Option Agreement substantially in the form set forth in the Plan
Documents Supplement. A summary of certain of the principal terms and conditions of the New Employee Restricted Stock and Option Agreement is set forth in Exhibit "A-2" to the Plan.
            74.   [INTENTIONALLY OMITTED].
            75.   [INTENTIONALLY OMITTED].
            76. "New Common Stock" means shares of Common Stock of the Reorganized Debtor, par value $.01 per share, authorized pursuant to the Amended and Restated Certificate of Incorporation. Initially, 4,500,000 shares of New Common Stock shall be issued and distributed, or reserved for distribution, pursuant to Section V.B. of the Plan as of the Effective Date, 2,250,000 shares of New Common Stock will be deemed authorized for issuance and reserved in connection with the Employee Restricted Stock and New Options, 1,880,564 shares of New Common Stock will be deemed authorized for issuance and reserved in connection with the exercise of the New Warrants, and 300,000 of shares of New Common Stock will be deemed authorized for issuance and reserved in connection with the Professional Persons' Deferred Claims. The certificates for the New Common Stock shall be substantially in the form set forth in the Plan Documents Supplement.
            77. "New Common Stock Purchase Price" shall mean the per share purchase price for each share of New Common Stock determined by dividing (x) the Reorganization Value of the Reorganized Debtor as provided in connection with confirmation of the Plan; by (y) 5,000,000.
            78. "New Employee Restricted Stock and Option Agreement" means the agreements to be effective as of the Effective Date governing the issuance of the Employee Restricted Stock and New Options to employees of the Reorganized Debtor, copies of which are Filed as part of the Plan Documents
Supplement.
            79. "New Equity Interests" means collectively the New Common Stock, Employee Restricted Stock, the New Options, and the New Warrants issued under and pursuant to the Plan.
            80. "New Options" means, collectively, the Employee Restricted Stock, and New Employee Class B Options and the
Employee Reserved Options authorized pursuant to the Plan and issued pursuant to the New Employee Restricted Stock and Option Agreement.
            81. "New Preferred Stock" means 2.5 million shares of New Preferred Stock of the Reorganized Debtor, no par value, authorized pursuant to the Amended and Restated Certificate of Incorporation.
            82.   "New Warrants" means the Warrants to be issued

Pro Rata (based upon the Allowed Class 12 Claims and the Allowed
Class 13 Claims) to Classes 12 and Classes 13, respectively, if such Classes accept the Plan, which such Warrants shall provide, in the aggregate, for the following: (i) the right to purchase
946,805 shares of New Common Stock at a price of $20 per share;
(ii) the right to purchase 423,822 shares of New Common Stock at a price of $22.50 per share; (iii) the right to purchase
509,937 shares of New Common Stock at a price of $27.50 per share; and
(iv) the right to receive the Cash Asset Sale Distribution, all as described more fully in the New Warrant Agreement.
            83. "New Warrant Agreement" means the agreement to be effective as of the Effective Date governing the issuance of the New Warrants, copies of which are Filed as part of the Plan
Documents Supplement.
            84. "Old Common Stock" means the issued and out-standing shares of common stock of the Debtor, par value $.10 per share, prior to the Effective Date, and all rights and interests arising thereunder, and all rights to acquire Old Common Stock pursuant to options, warrants, agreements, contracts, plans, employee plans, or similar agreements or instruments.
            85. "Old Employee Stock Options" means those options to purchase Old Common Stock of the Debtor which were previously granted by the Debtor and are outstanding as of the Effective
Date, and all rights and interests arising thereunder.
            86. "Old 7% Notes" means the Debtor's 7% Convertible Subordinated Debentures due 2006, and all rights and Claims arising thereunder and the Old 7% Notes Indenture.
            87. "Old 7% Notes Claims" means all Claims of holders of Old 7% Notes arising under or related to the Old 7% Notes.
            88. "Old 7% Notes Indenture" means the Indenture, dated March 22, 1996, in respect of the Old 7% Notes.
            89. "Old 2% Notes" means the Debtor's Senior Subordinated Convertible Notes due September 15, 2004 in the aggregate principal amount of $12,000,0000 and all rights and Claims arising thereunder.
            90. "Old 2% Notes Claims" means all Claims of holders of Old 2% Notes arising under or related to the Old 2% Notes.
            91. "Old Warrants" means all warrants or options (including, without limitation, the Old Employee Stock Options) for the purchase of Old Common Stock which were previously issued by the Debtor and are outstanding as of the Effective Date, and all rights and interests arising thereunder.
            92. "Operating Leases" means those certain leases of personal property entered into by the Debtor prior to the commencement of the Chapter 11 Case, which leases are not shown as liabilities on the Debtor's financial statements in accordance with GAAP, including, without limitation, those leases identified in Exhibit "I" annexed hereto.
            93.   "Operating Leases Claims" means the unsecured
Claims of Persons who are parties to Operating Leases.
            94.   "Other Unsecured Claim" means any General
Unsecured Claim other than the Convenience Claims, DAS Claims, Guarantee Banks' Claims, Capital Leases Claims, Kennilworth
Claims, Old 7% Notes Claims, Old 2% Notes Claims, and Operating

Leases Claims.
            95. "Other Priority Claim" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Expense.
            96. "Other Secured Claim" means any Secured Claim other than the CIT Claim, the CIT Leasing Claim, the Gold
Mountain Claim, the Indenture Trustee Claim, the Santa Barbara Personal Property Tax Claim, and the Santa Barbara Real Property Tax Claim.
            97. "Owens Priming Loan" shall mean the loan provided to the Debtor by Owens Financial Group, Inc. ("Owens Financial") in an amount up to $2 million as approved by and pursuant to, the Order of the Bankruptcy Court.
            98. "Person" means any individual, corporation general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, government or any political subdivision, governmental unit, official committee appointed by the United States Trustee, unofficial committee of creditors, or other entity.
            99. "Petition Date" means January 7, 2000, the date on which the Debtor filed its voluntary petition commencing the Chapter 11 Case.
            100.  "Plan" means this chapter 11 plan of
reorganization, including all exhibits thereto and all documents incorporated by reference to the Plan Documents Supplement, either in their present form or as they may be altered, amended, or modified from time to time.

            101. "Plan Documents Supplement" means the compilation of the forms of certain documents referred to herein as specified in Section I.C. of the Plan, as amended, which Plan Documents Supplement shall be in a form acceptable to the Committee, or if there is a dispute between the Debtor and the Committee, shall be in a form approved by the Bankruptcy Court.
            102.  "Priority Tax Claim" means a Claim of a
govern mental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.
            103. "Professional Person" means for purposes of this Plan, Houlihan Lokey Howard & Zukin, O'Melveny & Myers, LLP,
Sheppard Mullin Richter & Hamilton, and Stutman, Treister &
Glatt Professional Corporation.
            104.  "Pro Rata," "Pro Rata Share," and "Pro Rata
Basis" mean a proportionate share, so that with respect to distributions to an applicable class or classes of claims the ratio of the consideration distributed on account of an Allowed Claim or Allowed Equity Interest to the amount of the Allowed Claim or Allowed Equity Interest is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims or Allowed Equity Interests in such applicable class or classes to the amount of all Allowed Claims or Allowed Equity Interests in the applicable class or classes.
            105. "Reorganized Debtor" means the Debtor and Debtor in Possession, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.
            106. "Reorganization Value" means the going concern value of the Reorganized Debtor as of the Effective Date as fixed in connection with confirmation of the Plan.
            107. "Robin Hill Property" means that certain real property and improvements thereon owned by the Debtor and commonly known as 75 Robin Hill Road, Goleta, CA.
            108.  "Santa Barbara" means the county of Santa
Barbara, California.
            109. "Santa Barbara Personal Property Tax Claim" means the Claim of Santa Barbara on account of personal property taxes assessed, and attributable on a per diem basis for the period through the Petition Date, on account of the Debtor's personal property.
            110. "Santa Barbara Real Property Tax Claim" means the Claim of Santa Barbara on account of real property taxes assessed, and attributable on a per diem basis for the period through the Petition Date, on account of the Debtor's real property.
            111. "Schedules" means the schedules of assets and liabilities and list of equity security holders filed by the Debtor as required by section 521(1) of the Bankruptcy Code, Bankruptcy Rules 1007(a)(3) and (b)(1), and Official Bankruptcy
Form No. 6, as amended from time to time.
            112. "Secured Claim" means (i) an Allowed Claim against the Debtor to the extent of the value, as determined by the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy
Code, of any interest in property of the estate securing such Allowed Claim, (ii) the CIT Claim, the CIT Leasing Claim, the
Gold Mountain Claim, the Santa Barbara Personal Property Tax
Claim and the Santa Barbara Real Property Tax Claim to the extent of the value, as determined by the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code, or otherwise, of any interest in property of the estate securing such claim; and

(iii) the Indenture Trustee Claim to the extent of the lien of the Indenture Trustee under the Old 7% Notes Indenture on the proceeds distributed to holders of Old 7% Claims under the Plan.
            113. "Secured Lease Claims" means the secured Claims of Persons who are parties to either Capital Leases or Operating Leases if such Capital Leases or Operating Leases are not assumed by the Debtor.
            114. "Subordination Claims" means any claim, cause of action, suit, promise, warranty, controversy, account, damage, consequential damage, punitive damage, demand, agreement, covenant, judgment, execution, debt, liability, loss, cost or expense, of any kind whatsoever, in law or in equity, liquidated or unliquidated, known or unknown, or hereafter known, of any Person against any other Person, whether asserted affirmatively, or as a defense, in connection with the Subordination Rights.
            115. "Subordination Rights" means, as applicable, the rights and claims of the holders of "Senior Indebtedness" as the term Senior Indebtedness is defined, respectively, in the Kennilworth Facility, the Old 2% Notes, and the Old 7% Notes and the Old 7% Notes Indenture, and the rights and claims of any Person opposing the rights of such holders of Senior
Indebtedness, including, without limitation, holders of the Kennilworth Claims, holders of the Old 2% Notes and holders of the Old 7% Notes.

            116. "Tax Offset" means an amount not less than $153,432.21, or such higher amount as agreed to by the Debtor and Santa Barbara, or as ordered by the Bankruptcy Court, representing tax refunds due to the Debtor by Santa Barbara.
     B.     Other Terms.
            The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy
Code or Bankruptcy Rules and shall be construed in accordance with the rules of construction thereunder.
     C.     Plan Documents Supplement.
            Forms of certain documents referred to herein are contained in a separate Plan Documents Supplement, as amended, which is on file with the Clerk of the Bankruptcy Court. The
Plan Documents Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours.
Holders of Claims or Equity Interests may obtain a copy of the Plan Documents Supplement or excerpts therefrom upon written request to the Debtor.
     D.     Exhibits.
            All exhibits to the Plan and all documents contained in the Plan Documents Supplement are incorporated into and are a part of the Plan as if set forth in full herein.

                                     II.

                       CLASSIFICATION AND TREATMENT OF
                         CLAIMS AND EQUITY INTERESTS

     A.     Summary.

            The categories of Claims and Equity Interests listed below classify Allowed Claims and Allowed Equity Interests for all purposes, including voting, confirmation, and distribution pursuant to the Plan:

             CLASS                                            STATUS
             -----                                            ------
Class 1:   Other Priority                          Impaired - entitled to vote.
           Claims
Class 2:   CIT Claim                               Unimpaired - not entitled to
                                                   vote.
Class 3:   CIT Leasing Claim                       Impaired - entitled to vote.
Class 4:   Gold Mountain Claim                     Impaired - entitled to vote.
Class 5:   Santa Barbara County                    Impaired - entitled to vote.
           Real and Personal
           Property Tax Claims
           (Hollister)
Class 6:   Santa Barbara County                    Impaired - entitled to vote.
           Real and Personal
           Property Tax Claims
           (Robin Hill)
Class 7:   Secured Lease Claims                    Impaired - entitled to vote.
Class 8:   Other Secured Claims                    Unimpaired - not entitled to
                                                   vote.
Class 9:   Convenience Claims                      Impaired - entitled to vote.
Class 10:  Guarantee Banks'                        Impaired - entitled to vote.
           Claims
Class 11:  Kennilworth Claims                      Impaired - entitled to vote.
Class 12:  Old 2% Notes Claim                      Impaired - entitled to vote.
Class 13:  Old 7% Notes Claims                     Impaired - entitled to vote.
Class 14:  AMC-Malaysia                            Impaired - entitled to vote
           Liquidator

             CLASS                                            STATUS
             -----                                            ------
Class 15:  Capital Leases                          Impaired - entitled to vote.
           Claims
Class 16:  Operating Leases                        Impaired - entitled to vote.
           Claims
Class 17:  Other General                           Impaired - entitled to vote.
           Unsecured Claims
Class 17A: 510(b) Subordinated                     Impaired - presumed to have
           Claims                                  rejected the Plan.
Class 17B: 510(b) Subordinated                     Impaired - presumed to have
           Interests                               rejected the Plan.
Class 18:  Equity Interests                        Impaired - presumed to have
           Based Upon Old                          rejected the Plan.
           Common Stock

     B.     Administrative Expenses.

            1.    General Provisions.
The Disbursing Agent shall pay each Allowed Administrative Expense in full, in Cash, on the later of the Effective Date or the date such Administrative Expense becomes an Allowed Administrative Expense, or as soon thereafter as is practicable, except to the extent that the holder of an Allowed Administrative Expense is a Professional Person in which case such holder shall receive the treatment as set forth in Section II.B.2. below and except as provided in Section II.B.3. below with respect to the Administrative Claim of Santa Barbara; and provided, however, that Allowed Administrative Expenses representing obligations incurred in the ordinary course of postpetition business by the Debtor in Possession (including without limitation postpetition trade obligations, routine postpetition payroll obligations) shall be paid in full or performed by the Reorganized Debtor in the ordinary course of business.

            All applications for final compensation of professional persons for services rendered and for reimbursement of expenses incurred on or before the Effective Date and all other requests for payment of Administrative Expenses incurred before the Effective Date under sections 507(a)(1) or 507(b) of the Bankruptcy Code (except only for (i) postpetition trade obligations and routine postpetition payroll obligations incurred in the ordinary course of the Debtor's postpetition business and
(ii) obligations under section 1930 of title 28 of the United States Code) shall be filed no later than ninety (90) days after the Effective Date, unless such date is extended by the Bankruptcy Court after notice to the Reorganized Debtor; provided, however no applications are required for the Allowed Administrative Expense Claims of Professional Persons that are allowed pursuant to Section II. B. 2. below, and no applications are required for the Allowed Administrative Claim of Santa Barbara as provided for in Section II.B.3. below. Any such request for Administrative Expense that is not filed within this dead line shall be forever barred; and any holders of Administrative Expenses who are required to file a request for payment of such Administrative Expenses who do not file such requests by such deadline shall be forever barred from asserting such Administrative Expenses against the Debtor, the Reorganized Debtor, the estate, or any of their property.
            From and after the Effective Date the Reorganized Debtor will comply with such reporting requirements, and payment of quarterly fees, to the Office of the United States Trustee as required by applicable law.

            2.    Allowed Administrative Claims of Professional
                  Persons.
            Each professional person employed by the Estate that is a Professional Person shall receive on account of its deferred Allowed Administrative Claim (the "Professional Person's Deferred Claim") in the amounts as specified herein: (x) monthly interest payments calculated based upon 12% per annum, simple interest, on the outstanding amount of each Professional Person's Professional Person's Deferred Claim; (y) payment as soon as practical after the consummation of the Hollister Transaction (as defined below), of a Pro Rata amount of $1.2 million, based upon the Allowed Administrative Claim of the Professional Persons (except that for Stutman, Treister & Glatt Professional Corporation, for purposes of calculating the Pro Rata amount of the $1.2 million to be distributed on account of the Professional Person's Professional Person's Deferred Claim, the Allowed Administrative Claim of Stutman, Treister & Glatt Professional Corporation shall be reduced by the amount of its prepetition retainer); and (z) payment on the two year anniversary of the Effective Date of an amount equal to the remaining balance of the Allowed Administrative Claim of each Professional Person, with all the accrued and unpaid interest at the rate of 12% per annum, simple interest; subject to the Professional Person's Deferred Payment Conversion (as herein defined); provided, however, nothing herein shall preclude the payment of the Professional Person's Deferred Claim (or other amounts due any of the Professional Persons) from the proceeds of insurance policies in favor of the Debtor, the Reorganized Debtor, or their respective officers and directors.

            The Reorganized Debtor may pay the Professional Person's Deferred Claim in full, or in part, at any time without premium or penalty; provided, however, if the Reorganized Debtor intends to prepay the Professional Person's Deferred Claim, three weeks' prior notice (the "Notice Period") shall be provided to each Professional Person and during such Notice Period each Professional Person shall be entitled to elect the Professional Person's Deferred Payment Conversion; and provided further, however, that any such partial prepayment shall be Pro Rata based upon the Allowed Administrative Claim of the Professional Persons (except that for Stutman, Treister & Glatt Professional Corporation, for purposes of calculating the Pro Rata amount to be distributed on account of the Professional Person's Professional Person's Deferred Claim, the Allowed Administrative Claim of Stutman, Treister & Glatt Professional Corporation shall be reduced by the amount of its prepetition retainer).

            The aggregate Professional Person's Deferred Claim shall be secured hereunder by a first priority lien on the equipment owned by the Reorganized Debtor as of the Effective Date, free and clear of all other liens, and encumbrances without further order or filing, and shall be secured by liens on Robin Hill Property and the Hollister Property, junior to all liens existing as of the Effective Date, including, without limitation, all liens in favor of the County of Santa Barbara, and Gold Mountain. The Reorganized Debtor shall be authorized to sell such equipment free and clear of the lien provided for herein in the ordinary course of business. To the extent that the Professional

Persons request that the Reorganized Debtor execute and file documents, agreements, financing statements, or the like reflecting the lien provided for herein, the Reorganized Debtor shall cooperate with the Professional Persons and shall bear the reasonable costs of the preparation and filing of such documents.
            For a period through and including the business day immediately before the second anniversary of the Effective Date, a Professional Person may elect to convert (the "Professional Person's Deferred Payment Conversion") all, or a portion of, its Professional Person's Deferred Payment to shares of New Common Stock based upon the New Common Stock Purchase Price by providing written notice to the Reorganized Debtor of such Professional Person's exercise of its Professional Person's Deferred Payment Conversion. Upon the Debtor's receipt of a written notice of a Professional Person's Professional Person's Deferred Payment Conversion, the Debtor shall issue (and such issuance shall be deemed to be made hereunder) to such Professional Person, without the requirement of any further approval, shares of New Common Stock equal to the number calculated by dividing the Professional Person's Deferred Payment by the New Common Stock Purchase Price. The securities law exemption of section 1145 of the Bankruptcy Code will apply to the New Common Stock issued to the Professional Person's hereunder. Any professional fees or reimbursement of expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid by the Reorganized Debtor without application to, or approval by, the Bankruptcy Court.

            The Bankruptcy Code provides that each Professional Person is entitled to be paid cash, in full, at the Effective Date an amount equal to such Professional Person's Allowed Administrative Claim. In consideration for each Professional Person waiving this right and agreeing to accept the Deferred Claim, and payment thereof, as provided for in the Plan, the Plan hereby provides for each Professional Person having an Allowed Administrative Claim as of the Effective Date, as follows:


      Professional            Allowed              Allowed Administrative
         Person            Administrative        Claim from Date Specified
                            Claim as of            to the Effective Date
                               [Date
                             Specified]
======================== ================== ====================================

Stutman, Treister        $1,118,112.36      Such amount equal to the
& Glatt                  (as of             monthly fees and costs
                         July 31, 2001)     incurred, as approved by
                                            the Debtor and the
                                            Committee, or in the
                                            absence of such approval,
                                            as approved by the
                                            Bankruptcy Court
------------------------ ------------------ ------------------------------------

Sheppard Mullin          $557,747.23        Such amount equal to the
Richter &                (as of July        monthly fees and costs
Hamilton                 31, 2001)          incurred, as approved by
                                            the Debtor and the
                                            Committee, or in the
                                            absence of such approval,
                                            as approved by the
                                            Bankruptcy Court
------------------------ ------------------ ------------------------------------

O'Melveny &              672,000 (as        Such amount equal to the
Meyers LLP               of August 15,      monthly fees and costs
                         2001)1             incurred, as approved by
                                            the Debtor and the
                                            Committee, or in the
                                            absence of such approval,
                                            as approved by the
                                            Bankruptcy Court
------------------------ ------------------ ------------------------------------


HLHZ                     $1,235,000 (As     Such amount equal to the
                         of August 31,      monthly fees and costs
                         2001)              incurred, as approved by
                                            the Debtor and the
                                            Committee, or in the
                                            absence of such approval,
                                            as approved by the
                                            Bankruptcy Court
------------------------ ------------------ ------------------------------------
--------
1    Includes $50,000 in excess of the product of multiplying the total hours by O'Melveny & Meyers LLP by the applicable hourly rate of the professional providing the service.
          3.     Allowed Administrative Claim Santa Barbara.
                 With  respect to the Administrative Claim of
Santa Barbara for personal property taxes and real property
taxes, commencing with the December 10, 2001 tax install- ment payment, and continuing with each tax installment due thereafter, the Debtor and the Reorganized Debtor shall pay such taxes in the ordinary course of business without further order of the
Bankruptcy Court; provided, however, with respect to the December
10, 2001 installment, the Debtor or the Reorganized Debtor may deduct from such installment relating to the Robin Hill Property the Tax Offset. If the Debtor or the Reorganized Debtor defaults in paying any such installment, penalties shall accrue as
provided for in California Revenue and Tax Code and in Bankruptcy
Code section 503(b)(1)(C). The redemption period for the December
10, 2001 tax installment, shall be deemed to have commenced on
June 30, 2000. Nothing herein shall impair any statutory tax liens from attaching to the Debtor's real property as provided under applicable law.
     C.     Priority Tax Claims.
            The Disbursing Agent shall pay each Allowed Priority
Tax Claim, except those Allowed Priority Tax Claims listed on
Exhibit "D" to the Plan, in full, in Cash, on the Effective Date, or as soon thereafter as is practicable, except to the extent that the holder of an Allowed Priority Tax Claim agrees to a different treatment. Each holder of an Allowed Priority Tax Claim listed on Exhibit "D" to the Plan (a "Deferred Payment Tax
Claim") shall instead receive on account of such Claim deferred
Cash payments over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective
Date, equal to the amount of such Allowed Priority Tax Claim, as provided in section 1129(a)(9)(C) of the Bankruptcy Code. The
Deferred Payment Tax Claims shall be paid in equal installments of principal, with the first of such installments to be made three months after the later of (i) the Effective Date; and (ii)
the date on which an order allowing such Claim becomes a Final
Order, and in each case, or as soon thereafter as is practicable, and with each successive installment to be made at three month intervals thereafter. Simple interest will accrue on the unpaid principal balance of such Claim from and after the Effective Date at the interest rate specified in Internal Revenue Code section
6621(a)(2) for delay in the payment of taxes, without penalty, unless a different rate is specified by the Bankruptcy Court after notice thereof to the claimant and the Debtor and a
hearing, and will be payable in arrears at the time of payment of each principal installment. Any Deferred Payment Tax Claim may be prepaid at any time without penalty or premium, and any such prepayments shall be applied to future principal installments in order of maturity. Allowed Priority Tax Claims shall not include any interest accruing subsequent to the Petition Date or any penalties, and all postpetition interest and all penalties shall be disallowed.
     D.     Classification and Treatment.
            Class 1:    Other Priority Claims.
            1.    Classification:  Class 1 consists of all Claims
entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, except Priority Tax Claims and
Administrative Expenses.
            2.    Treatment:  The Disbursing Agent shall pay all
Allowed Claims in this class in full, in Cash, on the later of:
(i) the Effective Date; and (ii) the date on which an order
allowing such Claim becomes a final order, and in each case or as soon thereafter as is practicable, except to the extent that the holder of any such Claim agrees to a different treatment.
Class 1 is impaired, and the holders of Claims in Class 1 are entitled to vote to accept or reject the Plan.
            Class 2:    CIT Claim.
            1.    Classification:  Class 2 consists of the CIT
Claim.
            2.    Treatment:  The Debtor has no debt owing to CIT
on account of the CIT Claim.  The CIT Claim shall be deemed an
Allowed Claim in the amount of $0.00 and as of the Effective
Date the CIT Facility shall be deemed terminated and of no further force and effect and the CIT Liens shall be deemed null and void and of no further force and effect.  Class 2 is unimpaired and the holders of the Class 2 Claim are not entitled to vote to accept or reject the Plan.
      Class 3:    CIT Leasing Claim.
            1.    Classification:  Class 3 consists of the CIT
Leasing Claim.
            2.    Treatment:  CIT Leasing shall have an Allowed
Secured Claim on account of the CIT Leasing Claim in the amount equal to the CIT Leasing Collateral Realizable Value. To the extent that CIT Leasing's Allowed Claim is greater than the CIT
Leasing Collateral Reliable Value, CIT Leasing shall have a
General Unsecured Claim, which shall be classified in Class 16 and treated as provided for Class 16. As of, and following, the Effective Date CIT Leasing shall receive the CIT Leasing
Collateral Realizable Value as available.
            3.    Security.  To secure CIT Leasing's Allowed
Secured Claim on account of the CIT Leasing Claim, CIT Leasing shall retain its CIT Leasing Liens, to the same extent, and with the same priority, as the CIT Leasing Liens have under the CIT

Leasing Facility, subject to the CIT Leasing Liens being automatically released in connection with the payment of the CIT Leasing Collateral Realizable Value.
            Class 4:    Gold Mountain Claim.
            1.    Classification:  Class 4 consists of the Gold
Mountain Claim.
            2. Treatment: Gold Mountain shall have an Allowed Secured Claim on account of the Gold Mountain Claim in the principal amount of: (x) $7,625,000; and (y) allowable accrued and unpaid interest (at the nondefault rate), reasonable costs and expenses, and other amounts due under the Gold Mountain
Facility as of the Effective Date, in such amount as agreed to by the parties or determined by the Bankruptcy Court following confirmation of the Plan (the "Gold Mountain Allowed Secured Claim"), subject to any claims that the Debtor and or the Reorganized Debtor may have against Gold Mountain. As of, and following, the Effective Date and such date as Gold Mountain's
Gold Mountain Claim is an Allowed Secured Claim, Gold Mountain shall receive on account of Gold Mountain's Allowed Secured
Claim the following treatment:
            a.    Payment of Gold Mountain Allowed Secured  Claim.
                  i. Principal and Interest Payments. Subject to Section (iii) below, Gold Mountain shall receive on account of the Gold Mountain Allowed Secured Claim, monthly payments of interest only at the rate of interest of 12% per annum, simple interest, based upon a 365 day year, with the principal balance due and owing on the first business day of November, 2005. Monthly payments shall commence on the first Business Day of the first month following the Effective Date and continuing on the first Business Day of each month thereafter until the Gold Mountain Allowed
      Secured Claim is paid in full. The first monthly payment shall be on account of accrued interest from the Effective Date through the end of the calendar month in which the Effective Date occurs, and each subsequent monthly interest payment will be on account of accrued interest for the preceding calendar month. The Gold Mountain Allowed
      Secured Claim can be paid in full, or in part, at any time without any penalty or premium.
                 ii. Security. To secure Gold Mountain's Allowed Secured Claim, Gold Mountain shall retain its Gold Mountain Liens, to the same extent, and with the same priority, as the Gold Mountain Liens have under the Gold Mountain
      Facility; subject, however, to Order of the Bankruptcy
      Court Entered in this Case and Section (iii) below.

                iii.    Sale Of Hollister Property/New Hollister
                        Financing.
                        (a)   Sale of Hollister.  If the Debtor or
            Reorganized Debtor sells, transfers, leases, conveys, assigns, or otherwise disposes of all or a part of the Hollister Property (a "Hollister Transaction"), the Hollister Transaction shall be free and clear of any and all liens, claims and encumbrances that Gold Mountain has on the Hollister Property under the Gold Mountain Facility. Gold Mountain shall cooperate with the Reorganized Debtor with respect to a Hollister

            Transaction and shall execute any and all documents necessary to implement and consummate a Hollister Transaction. Gold Mountain's lien on the Hollister
            Property shall transfer to the net proceeds received
            from the Hollister Transaction, provided, however, the Reorganized Debtor shall be authorized to use the net proceeds from the Hollister Transaction as provided for in Section V.H. hereof and, as such, Gold Mountain
            shall only be entitled to receive proceeds from the Hollister Transaction as set forth in Section V.H.
                        (b)   New Hollister Financing.  If the
            Reorganized Debtor obtains new financing secured by a
            senior lien on the Hollister Property ("New Hollister Financing") as provided for in Section V.G. hereof,
            Gold Mountain's lien on the Hollister Property shall
            be subordinated to such New Hollister Financing and Gold Mountain shall not receive any proceeds from the New Hollister Financing.
                  iv. Amendment To Gold Mountain Facility. On the Effective Date, the Gold Mountain Facility will be deemed amended to provide that all defaults under the Gold
      Mountain Facility as of the Effective Date have been deemed cured, and to reflect the treatment of the Gold Mountain Allowed
      Secured Claim as set forth herein.
            Class 5:    Santa Barbara Personal Property Tax Claim
And Real Property Tax Claim (Hollister Property).
            1.    Classification:  Class 5 consists of the Santa
Barbara Personal Property Tax Claim and the Santa Barbara Real

Property Tax Claim as secured by a statutory lien on the
Hollister Property; which shall be senior to all other liens and claims until such claim is satisfied in full.
            2.    Allowed Claim:  Santa Barbara shall have an
Allowed Claim on account of the tax years 1999-2000 and 2000 on account of the Santa Barbara Personal Property Tax Claim and the Santa Barbara Real Property Tax Claim as, in each instance, secured by a statutory lien on the Hollister Property in the amount of $1,093,631.23, subject to the Debtor's right to seek a refund or adjustment in the tax liability under applicable law.
            3.    Treatment:
                  a.    Santa Barbara shall receive on account of
its Class 5 Allowed Secured Claim semi-annual installments of principal and interest, commencing on the Effective Date and continuing through the fifth anniversary of the Effective Date. Interest shall accrue on the unpaid Class 5 Allowed Secured
Claim at the rate of eight percent (8%) per annum, simple interest, from the date payment of the applicable tax was due without premium or penalty, and shall continue until the Class 5 Allowed Secured Claim is paid in full. In the event that the Class 5
Allowed Secured Claim is reduced by reason of the Debtor's
exercise of its right to seek a refund or adjustment of its tax liability under applicable law: (i) Santa Barbara shall pay to the Reorganized Debtor the excess taxes paid, calculated as the difference of: (x) the semi-annual installment payments made as of the date of the calculation; and (y) the semi-annual
installment payments that should have been made as of the date of the calculation based upon the Debtor's reduced tax liability;
and (ii) the reduced Class 5 Allowed Secured Claim shall be paid in semi-annual installments over the period remaining until the fifth anniversary of the Effective Date, with interest on the reduced unpaid Allowed Class 5 Secured Claim accruing at the rate of eight percent (8%) per annum, simple interest.
                  b.    Notwithstanding the foregoing, the Allowed
Class 5 Secured Claim, with accrued and unpaid interest and a
$35 charge for costs, shall be paid, in Cash, in full at the closing of a Hollister Transaction or a Hollister New Financing.
                  c.    In the event the Reorganized Debtor defaults
in making the payments due hereunder on account of the Allowed
Class 5 Secured Claim, the Reorganized Debtor's redemption
period shall be deemed to have commenced on June 30, 2000 and the payments on account of the Allowed Class 5 Secured Claim provided for herein shall not be deemed to stay the redemption period.
            4. Lien. Santa Barbara shall retain its statutory liens on the Hollister Property to secure the Allowed Class 5
Secured Claim until the Allowed Class 5 Secured Claim is paid in full.
      Class 6:    Santa Barbara Personal Property Tax Claim And
Real Property Tax Claim (Robin Hill Property).
            1. Classification: Class 6 consists of the Santa Barbara Personal Property Tax Claim and the Santa Barbara Real property Tax Claim as secured by a statutory lien on the Robin
Hill Property; which lien shall be senior to all other liens and claims until such claim is satisfied in full.

            2.    Allowed Claim:  Santa Barbara shall have an
Allowed Claim on account of the tax years 1999-2000 and
2000 on account of the Santa Barbara Personal Property Tax Claim and the Santa Barbara Real Property Tax Claim as, in each instance, secured by a statutory lien on the Robin Hill Property in the amount of $1,349,287.71, subject to the Debtor's right to seek a refund or adjustment in the tax liability under applicable law.
            3.    Treatment:
                  a.    Santa Barbara shall receive on account of
its Class 6 Allowed Secured Claim semi-annual installments of principal and interest, commencing on the Effective Date and continuing through the fifth anniversary of the Effective Date. Interest shall accrue on the unpaid Class 6 Allowed Secured
Claim at the rate of eight percent (8%) per annum, simple interest, from the date payment of the applicable tax was due without premium or penalty, and shall continue until the Class 6 Allowed Secured Claim is paid in full. In the event that the Class 6
Allowed Secured Claim is reduced by reason of the Debtor's
exercise of its right to seek a refund or adjustment of its tax liability under applicable law: (i) Santa Barbara shall pay to the Reorganized Debtor the excess taxes paid, calculated as the difference of: (x) the semi-annual installment payments made as of the date of the calculation; and (y) the semi-annual
installment payments that should have been made as of the date of the calculation based upon the Debtor's reduced tax liability;
and (ii) the reduced Class 6 Allowed Secured Claim shall be paid in semi-annual installments over the period remaining until the fifth anniversary of the Effective Date, with interest on the reduced unpaid Allowed Class 6 Secured Claim accruing at the rate of eight percent (8%) per annum, simple interest.
                  b. Notwithstanding the foregoing, the Allowed Class 5 Secured Claim, with accrued and unpaid interest and a
$35 charge for costs, shall be paid, in cash, in full upon a sale or refinance of the Robin Hill Property.
                  c. In the event the Reorganized Debtor defaults in making the payments due hereunder on account of the Allowed
Class 6 Secured Claim, the Reorganized Debtor's redemption period shall be deemed to have commenced on June 30, 2000 and the payments on account of the Allowed Class 6 Secured Claim provided for herein shall not be deemed to stay the redemption period.
            4. Lien. Santa Barbara shall retain its statutory liens on the Robin Hill Property to secure the Allowed Class 6
Secured Claim until the Allowed Class 6 Secured Claim is paid in full.
            Class 7:    Secured Lease Claims
            1.    Classification:  Class 7 consists of Secured
Lease Claims.
            2.    Treatment:  On and after the Effective Date,
holders of Allowed Secured Lease Claims will receive in full and complete satisfaction of their Allowed Secured Lease Claim, the net Cash proceeds received from the liquidation of the equipment subject to the applicable Capital Leases and/or Operating Leases in accordance with the liquidation procedures as set forth in:
(i) a Bankruptcy Court approved stipulation entered into between the Debtor and the applicable lessor prior to the Confirmation Hearing; (ii) an agreement of the Debtor and the applicable lessor as of, or after, the Confirmation Hearing, and approved by the Bankruptcy Court; or (iii) an order of the Bankruptcy Court entered pursuant to a noticed motion. Class 7 is impaired under the Plan and is entitled to vote to accept or reject the Plan.
            Class 8:    Other Secured Claims.
            1.    Classification:  Class 8 consists of Other
Secured Claims.
            2.    Treatment:  Any defaults with respect to an
Allowed Other Secured Claim that occurred either before or after the Petition Date, other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code, shall be cured on the later of: (a) Effective Date; or (b) the date of a Final Order determining the cure payment, and in each case or as soon as practicable thereafter; the maturity of each such Claim shall be rein stated as the maturity existed before any defaults; the holder of each such Claim shall be compensated on the later of:
(a) Effective Date; or (b) the date of a Final Order determining the cure payment, and in each case or as soon as practicable thereafter, for any damages incurred as a result of any reasonable reliance by such holder on any contractual provision or applicable law that entitled the holder to accelerate
maturity of the Claim; and the other legal, equitable, and contractual rights of the holder of such Allowed Other Secured Claim shall not be other wise altered.  Class 8 is unimpaired, and the
holders of Claims in Class 8 are not entitled to vote to accept or reject the Plan.
            Class 9:    Convenience Class.
            1.    Classification:  Class 9 consists of all
Convenience Claims.  Any holder of an Allowed General Unsecured
Claim in an amount in excess of one hundred dollars ($100.00) may limit and reduce its Allowed General Unsecured Claim to one hundred dollars ($100.00) and have its Claim classified and
treated in Class 9 by electing and so reducing its Claim on the
Ballot within the time fixed by the Bankruptcy Court for
completing and returning Ballots.  A creditor participating in
Class 9 shall not be entitled to any distribution under any other Class, except as the holder, by assignment, of an Allowed Claim of another Person.
            2.    Treatment:  Allowed Class 9 Claims shall be paid
in Cash, in full, on the later of: (a) the Effective Date, and
(b) the date on which a Class 9 Claim becomes an Allowed Class 8 Claim, and, in each case or as soon thereafter as is practicable.
If Class 9 does not vote to accept the Plan by the majorities required by section 1126(c) of the Bankruptcy Code, then Class 9 shall be combined with Class 17 and holders of Allowed Class 9
Claims will be treated as holders of Allowed Class 17 Claims, and all votes cast by the holders of Class 9 Claims will be treated as votes cast in connection with Class 17.
            Class 10:   Guarantee Banks' Claims.
            1.    Classification.  Class 10 consists of the
Guarantee Banks' Claims.
            2.    Treatment.

                  a. Pro Rata Distribution. Each holder of an Allowed Class 10 Claim shall receive, on the later of (i) the Effective Date; and (ii) the date on which a Class 10 Claim becomes an Allowed Class 10 Claim, and, in either case or as soon thereafter as is practicable, in exchange for and in full satisfaction of such Allowed Class 10 Claim a Pro Rata distribution of the Creditor Shares of New Common Stock, Pro Rata with the distribution to Classes 11 through 17; provided, however, in connection with such distribution: (w) 946,805 shares of New Common Stock will be subject to repurchase by the Reorganized Debtor during the thirty-seven month period from and after the Effective Date at a price of $20.00 per share, shall bear a legend so providing, and will be held by a custodian pending expiration of the thirty-seven month period; (x) 360,000 shares of New Common Stock will be subject to repurchase by the Reorganized Debtor during the thirty-seven month period from and after the Effective Date at a price of $22.50 per share, shall bear a legend so providing, and will be held by a custodian pending expiration of the thirty-seven month period; (y) 420,000 shares of New Common Stock will be subject to repurchase by the Reorganized Debtor during the thirty-seven month period from and after the Effective Date at a price of $27.50 per share, shall bear a legend so providing, and will be held by a custodian pending expiration of the thirty-seven month period; and (z) up to 231,600 shares of New Common Stock will be subject to repurchase by the Reorganized Debtor in connection with a Cash Asset Sale as described below, shall bear a legend so providing, and will be held by a custodian pending expiration of thirty-seven months after the Effective Date, all as is more particularly described in the Guarantee Banks Repurchase
Agreement, a copy of which is included in the Plan Documents
Supplement.
                  In connection with a Cash Asset Sale, up to 231,600 shares of New Common Stock distributed to the Guarantee Banks will be subject to repurchase by the Reorganized Debtor, for a price of $0.01 per share, with the number of shares of New Common Stock to be repurchased to be based upon the Cash Asset
Sale Formula.
                  The stock certificates representing the shares of New Common Stock to be distributed to the Guarantee Banks which are subject to a restrictive legend shall be distributed to a custodian for the benefit of the Guarantee Banks and shall be held by the Custodian until such time as the shares of New Common Stock are repurchased by the Reorganized Debtor, in which case the stock certificates representing the shares of New Common
Stock shall be distributed by the custodian to the Reorganized Debtor upon purchase by the Reorganized Debtor, or the time period in which the shares of New Common Stock can be repurchased has expired, in which case after such expiration the stock certificates representing the shares of New Common Stock shall be distributed to the Guarantee Banks.
                  b.    Reallocation.  In accordance with the
Guarantee Banks' Subordination Rights, the Pro Rata distribution of New Common Stock initially allocated to the holders of Allowed

Claims in Classes 11, 12 and 13 under the Plan, plus  the New
Common Stock reallocated to the holders of Allowed Claims in
Classes 11, 12 and 13 by reason of the enforcement of such
holders' Subordination Rights against other parties, shall be reallocated to holders of the Guarantee Banks' Claims as a result of enforcement of the Guarantee Banks' Subordination Rights as against the holders of Claims in Classes 11, 12 and 13;
provided, that, with respect to the reallocation of the initial distribution allocated to Class 12, the reallocation to the holders of the Guarantee Banks' Claims shall be Pro Rata with the other holders of Subordination Rights as against the holders of Class 12 Claims, and provided that, with respect to the reallocation of the initial distribution allocated to Class 13, the reallocation to the holders of the Guarantee Banks' Claims shall be Pro Rata with other holders of Subordination Rights as against the holders of Class 13 Claims.
                  c.    Consensual Resolution of Subordination
Rights and Other Claims. If Class 11 accepts the Plan, as provided for herein in Section V.F. - "Subordination Disputes," such acceptance shall be deemed a settlement of all Subordination
Rights of all holders of Claims in Class 11 as against the
holders of Guarantee Banks' Claims and in exchange therefor,
375,000 shares of New Common Stock shall be reallocated from the distribution otherwise to be made to the holders of Guarantee
Banks' Claims to the holders of Allowed Class 11 Claims.  If
Class 12 accepts the Plan, as provided for herein in Section V.F. - "Subordination Disputes," such acceptance shall be deemed a settlement of all Subordination Rights of all holders of Claims in Class 12 as against the holders of Guarantee Banks' Claims and in exchange therefor, the holders of Allowed Class 12 Claims shall receive a distribution (allocated Pro Rata among the
holders of Allowed Class 12 Claims) of Class 12 Warrants.  If
Class 13 accepts the Plan, as provided for herein in Section V.F.
- "Subordination Disputes," such acceptance shall be deemed a settlement of all Subordination Rights of all holders of Claims in Class 13 as against the holders of Guarantee Banks' Claims and in exchange therefor, the holders of Allowed Class 13 Claims shall receive a distribution (allocated Pro Rata among holders of Allowed Class 13 Claims) of Class 13 Warrants.
                  In further consideration of, and in connection
with, the consensual settlement of the Subordination Claims and Subordination Rights provided for herein, if Class 10 accepts the Plan, the holders of Allowed Class 10 Claims shall be deemed to enter into, and be bound by, the "Global Release," as provided for in Section IX.E. hereof.
                  d.    New Equity Interest.  The New Equity
Interests shall have the respective rights, privileges, and
preferences as set forth in the Amended and Restated Certificate of Incorporation, New Employee Restricted Stock and Option
Agreement, and New Warrant Agreement, copies of which are
included in the Plan Documents Supplement.
                  e. Management Indemnity. If Class 11 does not accept the Plan, 375,000 shares of New Common Stock distributable to the holders of Class 10 shall be deposited in a trust for the benefit of Messrs. Foster and Altavilla solely on account of the Reorganized Debtor's indemnity obligations to Messrs. Foster and Altavilla with respect to claims asserted against Messrs. Foster and Altavilla by Kennilworth, which trust shall be under the sole and exclusive control and direction of the Reorganized Debtor.
On the Effective Date, if Class 11 does not accept the Plan, the Reorganized Debtor shall be deemed to have entered into the Foster/Altavilla Indemnity Trust, a copy of which will be filed as part of the Plan Documents Supplement.  Except as set forth in the Foster/Altavilla Indemnity Trust with respect to the
establishment of a trust consisting of 375,000 shares of New
Common Stock to serve as security for the Reorganized Debtor's indemnity of Messrs. Foster and Altavilla with respect to the Kennilworth Litigation Claims asserted by Kennilworth, the
Reorganized Debtor shall have no other indemnity obligation to
Messrs. Foster or Altavilla with respect to Kennilworth
Litigation Claims asserted by Kennilworth, including contribution or indemnification claims by other defendants asserted in the Kennilworth Litigation. However, nothing herein shall waive any rights of insurance that may cover Messrs. Foster or Altavilla for such claims.
            Class 10 is impaired, and the holders of Claims in
Class 10 are entitled to vote to accept or reject the Plan.
            Class 11:   Kennilworth Claims.
            1.    Classification.  Class 11 consists of the
Kennilworth Claims.
            2.    Treatment.
                  a.    Distribution.  Each holder of an Allowed
Class 11 Claim shall receive, on the later of (i) the Effective
Date; and (ii) the date on which a Class 11 Claim becomes an Allowed Class 11 Claim, and, in either case or as soon thereafter as is practicable, in exchange for and in full satisfaction of such Allowed Class 11 Claims a distribution (allocated Pro Rata among holders of Allowed Class 11 Claims) of: that portion of the Creditor Shares of New Common Stock distributed to Class 11 based upon a distribution of the Creditor Shares Pro Rata to Classes 10 through 17 (based upon the Allowed Claims in such
Classes), subject to paragraphs 2.b and 2.c below.
                  b.    Reallocation.  In accordance with the
Guarantee Banks' Subordination Rights, the Pro Rata distribution of New Common Stock initially allocated to the holders of Class
11 under the Plan, plus the shares of New Common Stock reallocated to holders of Class 11 Claims by reason of the enforcement of the Subordination Rights of such holders as against the holders of Class 12 Claims and Class 13 Claims, shall be reallocated to holders of the Guarantee Banks' Claims as a result of enforcement of the Guarantee Banks' Subordination
Rights as against the holders of Class 11 Claims.
                  c.    Consensual Resolution of Subordination
Rights.  If Class 11 accepts the Plan, as provided for herein in
Section V.F. "Subordination Disputes," such acceptance shall be deemed a settlement of all Subordination Rights of all holders of Claims in such Class as against the holders of Guarantee Banks'
Claims and in exchange therefore, 375,000 shares of New Common
Stock shall be reallocated from the distribution otherwise to be made to the holders of Guarantee Banks' Claims to holders of Allowed Class 11 Claims; provided, however, of such 375,000 shares of New Common Stock, (x) 63,822 shares will be subject to repurchase by the Reorganized Debtor during the thirty-seven month period from and after the Effective Date at a price of $22.50 per share, will bear a legend so providing, and will be held by a custodian pending expiration of the thirty-seven month period; and (y) 89,937 shares will be subject to repurchase by the Reorganized Debtor during the thirty-seven month period from and after the Effective Date at a price of $27.50 per share, will bear a legend so providing, and will be held by a custodian pending expiration of the thirty-seven month period, all as more particularly described in the Kennilworth Repurchase Agreement, a copy of which is included in the Plan Documents Supplement.
                  The stock certificates representing the shares of New Common Stock to be distributed to Kennilworth which are subject to a restrictive legend shall be distributed to a custodian for the benefit of Kennilworth and shall be held by the custodian until such time as the shares of New Common Stock are repurchased by the Reorganized Debtor, in which case the stock certificates representing the shares of New Common Stock shall be distributed by the custodian to the Reorganized Debtor upon purchase by the Reorganized Debtor, or the time period in which the shares of New Common Stock can be repurchased has expired, in which case after such expiration the stock certificates representing the shares of New Common Stock shall be distributed to Kennilworth.
                  In partial consideration for the reallocation of shares of New Common Stock from the Guarantee Banks to the holders of Allowed Class 11 Claims, the holders of Allowed

Class 11 Claims shall be deemed to assign and transfer to the holders of Allowed Class 10 Claims, all of the Subordination Rights of the holders of Allowed Class 11 Claims as against the Guarantee Banks, the holders of the Old 2% Notes and the holders of the Old 7% Notes, and the Guarantee Banks shall be vested with (and subrogated to) all of such Subordination Rights of the holders of Class 11 Claims and shall be deemed to have authority and standing to enforce, in their sole and absolute discretion, the Subordination Rights of the holders of Class 11 Claims. In further partial consideration for the reallocation of shares of New Common Stock from the Guarantee Banks to the holders of Allowed Class 11 Claims, the holders of Allowed Class 11 Claims shall be deemed to have covenanted and agreed not to assign, realize upon, execute on, transfer, sell, convey, or otherwise obtain any economic or other benefit from Messrs. Foster or Altavilla with respect to, any judgment obtained against Messrs. Foster and/or Altavilla based upon any and all claims that the holders of Allowed Class 11 Claims have against them; provided, however, the holders of Allowed Class 11 Claims are not releasing, and reserve the right to pursue claims against, Messrs. Foster and Altavilla to the extent that the Debtor's insurance covers such claims (the "Insured Claims") and the holders of Allowed Class 11 Claims shall only seek recovery on account of such Insured Claims from any available insurance of the Debtor. As a condition of the holders of Allowed Class 11 Claims receiving any distribution hereunder, they shall be required to execute the Covenant in the form set forth in the Plan Documents Supplement.

                  d.    New Equity Interests.  The New Equity
Interests shall have the respective rights, privileges, and
preferences as set forth in the Amended and Restated Certificate of Incorporation, New Employee Restricted Stock and Option
Agreement and New Warrant Agreement, copies of which are included in the Plan Documents Supplement.
            Class 11 is impaired, and the holders of Claims in
Class 11 are entitled to vote to accept or reject the Plan.
            Class 12:   Old 2% Notes Claims.
            1.    Classification.  Class 12 consists of the Old 2%
Notes Claims.
            2.    Treatment.
                  a. Pro Rata Distribution. Each holder of an Allowed Class 12 Claim shall receive, on the later of (i) the
Effective Date; and (ii) the date on which a Class 12 Claim
becomes an Allowed Class 12 Claim, and, in either case or as soon thereafter as is practicable, in exchange for and in full satisfaction of such Allowed Class 12 Claim a distribution
(allocated Pro Rata among holders of Allowed Class 12 Claims) of that portion of the Creditor Shares of New Common Stock
distributed to Class 12 based upon a distribution of the Creditor Shares Pro Rata to Classes 10 through 17 (based upon the Allowed
Claims in such Classes), subject to paragraphs 2.b and 2.c
below.
                  b.    Reallocation.  In accordance with the
Guarantee Banks' Subordination Rights and the Subordination
Rights of the holders of the Kennilworth Claims, the Pro Rata distribution of New Common Stock initially allocated to the holders of Class 12 under the Plan, plus the shares of New Common
Stock reallocated to holders of Class 12 Claims by reason of the enforcement of such holders' Subordination Rights as against the holders of Class 13 Claims, shall be reallocated Pro Rata to holders of the Guarantee Banks' Claims and the holders of the Kennilworth Claims as a result of enforcement of the Guarantee
Banks' Subordination Rights as against the holders of Class 12
Claims and the enforcement of the Subordination Rights of the holders of the Kennilworth Claims as against the holders of
Class 12 Claims.
                  c.    Consensual Resolution of Subordination
Rights and Other Claims. If Class 12 accepts the Plan, as provided for herein in Section V.F. "Subordination Disputes," such acceptance shall be deemed a settlement of all Subordination Rights of all holders of Claims in such Class as against the holders of
Guarantee Banks' Claims and in exchange therefore, the holders of Allowed Class 12 Claims shall receive a distribution (allocated
Pro Rata among holders of Allowed Class 12 Claims) of the Class
12 Warrants.  In partial consideration for the distribution of the Class 12 Warrants, the holders of Allowed Class 12 Claims shall be deemed to assign and transfer to the holders of Allowed
Class 10 Claims, all of the Subordination Rights of the holders of Allowed Class 12 Claims as against the Guarantee Banks, the holders of the Kennilworth Claims and the holders of the Old 7%
Notes, and the Guarantee Banks shall be vested with (and
subrogated to) all of such Subordination Rights of the holders of Class 12 Claims and shall be deemed to have authority and standing to enforce, in their sole and absolute discretion, the Subordination Rights of the holders of Class 12 Claims.
                  In further consideration of, and in connection
with, the consensual settlement of the Subordination Claims and Subordination Rights provided for herein, if Class 12 accepts the Plan, the holders of Allowed Class 12 Claims shall be deemed to have entered into, and be bound by, the Global Release, as provided for in Section IX.E. hereof.
                  d. New Equity Interests. The Class 12 Warrants shall have the terms and conditions set forth in the New Warrant Agreement, a copy of which is included in the Plan Documents Supplement, and summarized in Section V.B.2. - "Summary of New Warrants."
            Class 12 is impaired, and the holders of Claims in
Class 12 are entitled to vote to accept or reject the Plan.
            Class 13:   Old 7% Notes Claims.
            1.    Classification.  Class 13 consists of the Old 7%
Notes Claims.
            2.    Treatment.
                  a. Pro Rata Distribution. Each holder of an Allowed Class 13 Claim shall receive, on the later of (i) the Effective Date; and (ii) the date on which a Class 13 Claim becomes an Allowed Class 13 Claim, and, in either case or as soon thereafter as is practicable, in exchange for and in full satisfaction of such Allowed Class 13 Claim a distribution
(allocated Pro Rata among holders of Allowed Class 12 Claims) of: that portion of the Creditor Shares of New Common Stock distributed to Class 13 based upon a distribution of the

Creditor Shares Pro Rata to Classes 10 through 17 (based upon the Allowed Claims in such Classes), subject to paragraphs 2.b and 2.c below.
                  b. Reallocation. (i) In accordance with the Subordination Rights of the Guarantee Banks and the holders of Kennilworth Claims, Old 2% Notes Claim, and Capital Leases
Claims, the Pro Rata distribution of New Common Stock initially allocated to the holders of Class 13 under the Plan shall be reallocated Pro Rata to holders of the Guarantee Banks' Claims, holders of the Kennilworth Claims, holders of the Old 2% Notes Claims and holders of the Capital Leases Claims as a result of enforcement of such holders' Subordination Rights as against the holders of Class 13 Allowed Claims.
                  c.    Consensual Resolution of Subordination
Rights and Other Claims. If Class 13 accepts the Plan, as provided for herein in Section V.F. "Subordination Disputes," such acceptance shall be deemed a settlement of all Subordination Rights of all holders of Claims in such Class as against the holders of Guarantee Banks' Claims and in exchange therefore, the holders of Allowed Class 13 Claims shall receive a distribution (allocated Pro Rata among holders of Allowed Class 13 Claims) of the Class
13 Warrants. In partial consideration for the distribution of the Class 13 Warrants, the holders of Allowed Class 13 Claims shall be deemed to assign and transfer to the holders of Allowed Class 10 Claims, all of the Subordination Rights of the holders of Allowed Class 13 Claims as against the Guarantee Banks, the holders of the Kennilworth Claims and the holders of the Old 2% Notes, and the Guarantee Banks shall be vested with (and subrogated to) all of such Subordination Rights of the holders of Class 13 Claims and shall be deemed to have authority and standing to enforce, in their sole and absolute discretion, the Subordination Rights of the holders of Class 13 Claims.
            In further consideration of, and in connection with, the consensual settlement of the Subordination Claims and Subordination Rights provided for herein, if Class 13 accepts the Plan, the holders of Allowed Class 13 Claims shall be deemed to have entered into, and be bound by, the Global Release as provided for in Section IX.E. hereof.
                  d. New Equity Interests. The Class 13 Warrants shall have such terms and conditions as set forth in the New
Warrant Agreement, a copy of which is included in the Plan
Documents Supplement, and summarized in Section V.B.2. -
"Summary of New Warrants."
                  e.    Satisfaction Of Claims Of Indenture
T In accordance with the Old 7% Indenture, the Claims of the Indenture Trustee shall be paid and satisfied, in full, from the distribution to be made to Class 13 under the Plan.
            Class 13 is impaired, and the holders of claims in Class 13 are entitled to vote to accept or reject the Plan.
            Class 14:  AMC-Malaysia Liquidator Claim.
            1. Classification. Class 14 consists of the Claims of the AMC-Malaysia Liquidator.
            2.    Treatment.
                 a. Pro Rata Distribution. Each holder of an Allowed Class 14 Claim shall receive, on the later of (i) the

Effective Date; and (ii) the date on which a Class 14 Claim
becomes an Allowed Class 14 Claim, and in either case or as soon thereafter as is practicable, in exchange for and in full satisfaction of such Allowed Class 14 Claim a distribution (allocated Pro Rata among the holders of Allowed Class 14 Claims) of that portion of the Creditor Shares of New Common Stock distributed to Class 14 based upon a distribution of the Creditor Shares Pro Rata to Classes 10 through 17 (based upon the Allowed Claims in such Classes).
                  b.    Other Claims.
                  In further consideration of, and in connection with, the consensual settlement of the Subordination Claims and Subordination Rights provided for herein, if Class 14 accepts the Plan, the holders of Allowed Class 14 Claims shall be deemed to have entered into, and be bound by, the Global Release as provided for in Section IX.E. hereof.
                  c.    New Equity Interest.  The New Equity
Interests shall have the respective rights, privileges, and preferences as set forth in the Amended and Restated Certificate of Incorporation, New Employee Restricted Stock and Option Agreement and New Warrant Agreement, copies of which are included in the Plan Documents Supplement, and summarized in
Section V.B.1. - "Summary of New Equity Interests."
            Class 14 is impaired, and the holders of claims in Class 14 are entitled to vote to accept or reject the Plan.
            Class 15:   Capital Lease Claims.
            1. Classification. Class 15 consists of the Capital Leases Claims, to the extent that the Capital Leases relating to the Capital Lease Claims are rejected by the Debtor. Capital
Lease Claims relating to Capital Leases assumed by the Debtor will be treated in accordance with Section VI. of the Plan.

             2.   Treatment.
                  a. Pro Rata Distribution. Each holder of an Allowed Class 15 Claim shall receive, on the later of (i) the Effective Date; and (ii) the date on which a Class 15 Claim becomes an Allowed Class 15 Claim, and in either case or as soon thereafter as is practicable, in exchange for and in full satisfaction of such Allowed Class 15 Claim a distribution
(allocated Pro Rata among holders of Allowed Class 15 Claims) of: that portion of the Creditor Shares of New Common Stock, distributed to Class 15 based upon a distribution of the Creditor Shares Pro Rata to Classes 10 through 17 (based upon the Allowed
Claims in such Classes).
                  b.    Reallocation and Resolution of Other Claims.
In accordance with the Subordination Rights of holders of Capital Leases, the Pro Rata distribution of New Common Stock initially allocated to the holders of Class 13 under the Plan shall be reallocated to holders of the Capital Leases Claims Pro Rata with holders of other Persons with Subordination Rights as against the holders of Class 13 Claims, as a result of enforcement of the Subordination Rights of the holders of Capital Leases Claims and the Subordination Rights of the holders of other Claims, as against the holders of Class 13 Claims.
                  In further consideration of, and in connection with, the consensual settlement of the Subordination Claims and

Subordination Rights provided for herein, if Class 15 accepts the Plan, the holders of Allowed Class 15 Claims shall be deemed to have entered into, and be bound by, the Global Release as
provided for in Section IX.E. hereof.
                  c.    New Equity Interest.  The New Equity
Interests shall have the respective rights, privileges, and preferences as set forth in the Amended and Restated Certificate of Incorporation, New Employee Restricted Stock and Option
Agreement and New Warrant Agreement, copies of which are included in the Plan Documents Supplement, and summarized in
Section V.B.1. - "Summary of New Equity Interests."
            Class 15 is impaired, and the holders of Claims in
Class 15 are entitled to vote to accept or reject the Plan.
            Class 16:   Operating Leases Claims.
            1. Classification. Class 16 consists of the Operating Leases Claims, to the extent that the Operating Leases relating to the Operating Lease Claims are rejected by the
Debtor.  Operating Lease Claims relating to Operating Leases assumed by the Debtor will be treated in accordance with
Section VI. of the Plan.
            2.    Treatment.
                  a. Pro Rata Distribution. Each holder of an Allowed Class 16 Claim shall receive, on the later of (i) the Effective Date; and (ii) the date on which a Class 16 Claim becomes an Allowed Class 16 Claim, and in either case or as soon thereafter as is practicable, in exchange for and in full satisfaction of such Allowed Class 16 Claim a distribution (allocated Pro Rata among the holders of Allowed Class 16 Claims) of: that portion of the Creditor Shares of New Common Stock, distributed to Class 16 based upon a distribution of the
Creditor Shares Pro Rata to Classes 10 through 17.
                  b.    New Equity Interest.  The New Equity
Interests shall have the respective rights, privileges, and preferences as set forth in the Amended and Restated Certificate of Incorporation, New Employee Restricted Stock and Option
Agreement and New Warrant Agreement, copies of which are
included in the Plan Documents Supplement, and summarized in
Section V.B.1. - "Summary of New Equity Interests.".
                  c.    Other Claims.
                  In further consideration of, and in connection with, the consensual settlement of the Subordination Claims and Subordination Rights provided for herein, if Class 16 accepts the Plan, the holders of Allowed Class 16 Claims shall be deemed to have entered into, and be bound by, the Global Release as
provided for in Section IX.E. hereof.
            Class 16 is impaired, and the holders of Claims in
Class 16 are entitled to vote to accept or reject the Plan.
            Class 17:   Other General Unsecured Claims.
            1. Classification. Class 1 consists of the Other General Unsecured Claims.
            2.    Treatment.
                  a. Pro Rata Distribution. Each holder of an Allowed Class 17 Claim shall receive, on the later of (i) the Effective Date; and (ii) the date on which a Class 17 Claim becomes an Allowed Class 17 Claim, and in either case or as soon thereafter as is practicable, in exchange for and in full satisfaction of such Allowed Class 17 Claim a distribution (allocated Pro Rata among the holders of Allowed Class 17 Claims) of: that portion of the Creditor Shares of New Common Stock, distributed to Class 17 based upon a distribution of the Creditor Shares Pro Rata to Classes 10 through 17 (based upon the Allowed Claims in such Classes).
                  b.    New Equity Interest.  The New Equity
Interests shall have the respective rights, privileges, and preferences as set forth in the Amended and Restated Certificate of Incorporation, New Employee Restricted Stock and Option
Agreement and New Warrant Agreement, copies of which are included in the Plan Documents Supplement, and summarized in
Section V.B.1. - "Summary of New Equity Interests.".
                  c.    Other Claims.
                  In further consideration of, and in connection with, the consensual settlement of the Subordination Claims and Subordination Rights provided for herein, if Class 17 accepts the Plan, the holders of Allowed Class 17 Claims shall be deemed to have entered into, and be bound by, the Global Release as
provided for in Section IX.E. hereof.
            Class 17 is impaired, and the holders of claims in
Class 17 are entitled to vote to accept or reject the Plan.
            Class 17A:  510(b) Subordinated Claims.
            1. Classification: Class 17A consists of all Claims, subordinated pursuant to section 510(b) of the Bankruptcy Code.
            2. Treatment: As of the Effective Date, all holders of Claims in Class 17A shall neither receive nor retain any property under the Plan. Class 17A is impaired and holders of Allowed Claims in Class 17A are presumed to have rejected the
Plan.
            Class 17B:  510(b) Subordinated Interests.
            1. Classification: Class 17B consists of all Interests, subordinated pursuant to section 510(b) of the
Bankruptcy Code.
            2. Treatment: As of the Effective Date, all holders of Interests in Class 17B shall neither receive nor retain any property under the Plan. Class 17B is impaired and holders of Allowed Interests in Class 17B are presumed to have rejected the Plan.
            Class 18:   Equity Interests Based Upon Old Common
Stock.
            1. Classification: Class 18 consists of the Equity Interests in the Debtor based upon Old Common Stock.
            2. Treatment: As of the Effective Date, the Old Common Stock shall be cancelled and each holder of record as of the Effective Date of an Allowed Equity Interest shall neither receive nor retain any property under the Plan on account of such Equity Interest. Class 18 is impaired, and the holders of Allowed Class 18 Interests are presumed to have rejected the Plan.
                                     III.

                    ACCEPTANCE OR REJECTION OF THE PLAN

     A.     Voting Classes.
            Each holder of an Allowed Claim in Classes 3-6, and 9-17A & 17B shall be entitled to vote to accept or reject the

Plan. Each holder of an Allowed Equity Interest in Class 18 is deemed to have rejected the Plan.
     B.     Voting Rights of Holders of Disputed Claims.
            Pursuant to Bankruptcy Rule 3018(a), a Disputed Claim will not be counted for purposes of voting on the Plan to the extent it is disputed, provided an objection to claim has been filed prior to the deadline for casting ballots on the Plan and at least twenty (20) days prior to the Confirmation Hearing, unless an order of the Bankruptcy Court is entered after notice and a hearing temporarily allowing the Disputed Claim for voting purposes under Bankruptcy Rule 3018(a). Such disallowance for voting purposes is without prejudice to the claimant's right to seek to have its Disputed Claim allowed for purposes of distribution under the Plan.
     C.     Acceptance by Impaired Classes.
            An impaired class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in dollar amount of the Allowed Claims actually voting in such class have voted to accept the Plan and (ii) more than one-half in number of the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of such Allowed Claims actually voting in such class have voted to accept the Plan. An impaired class of Equity Interests shall have accepted the Plan if the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Equity Interests actually voting in such class have voted to accept the Plan.

     D.     Presumed Acceptance of Plan.
            Classes 1, 2, and 8 are unimpaired under the Plan and, therefore, are conclusively presumed by the Bankruptcy Code to accept the Plan.
     E.     Nonconsensual Confirmation.
            In the event that any impaired class of Claims or Equity Interests shall fail to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Debtor reserves the right to (i) request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code, and/or (ii) modify the Plan in accordance with section 1127(a) of the Bankruptcy Code. However, unless Professional Person's holding Allowed Administrative Claims agree to a treatment that is other than payment in Cash in full and unless Class 14 votes to accept the Plan or is deemed to have accepted the Plan, the Plan cannot be confirmed pursuant to section 1129(b) of the Bankruptcy Code.

                                     IV.

             PROVISIONS FOR TREATMENT OF DISPUTED, CONTINGENT, OR
          UNLIQUIDATED CLAIMS, EQUITY INTERESTS, AND ADMINISTRATIVE
                   EXPENSES; WARN SETTLEMENT; NEW WARRANTS

     A.     Reserve for Disputed Other Priority Claims,
            Disputed Priority Tax Claims, and Disputed
            Administrative Expenses.
            On the Effective Date or as soon thereafter as is practicable, the Disbursing Agent shall establish such reserve (the "Distribution Reserve"), on account of Disputed Other Priority Claims, Disputed Priority Tax Claims, and Disputed Administrative Expenses; provided, however, in connection with the Allowed Claims of Santa Barbara, if the Debtor disputes such Claims, the Debtor will nevertheless pay the full amount of such

Claims, subject to the Debtor's right to seek a refund under applicable law. Any such Distribution Reserve shall be held in trust for the benefit of holders of such Disputed Other Priority Claims, Disputed Priority Tax Claims, Disputed Administrative Expenses, and the Reorganized Debtor, as their respective interests may appear, pending determination of their respective entitlement thereto. No reserve shall be required for any Disputed Claim or Disputed Administrative Expenses to the extent of any effective insurance coverage therefor. Any Distribution Reserve shall be distributed in accordance with the Plan by the Disbursing Agent to the holder of any Disputed Other Priority Claim, Disputed Priority Tax Claim, or Disputed Administrative Expense for which a reserve has been required by the Bankruptcy Court to the extent that such Disputed Other Priority Claim, Disputed Priority Tax Claim, or Disputed Administrative Expense becomes an Allowed Claim or an Allowed Administrative Expense pursuant to a Final Order. To the extent that such a Disputed Other Priority Claim, Disputed Priority Tax Claim, or Disputed Administrative Expense ultimately is disallowed or allowed in an amount less than the amount of the Disputed Other Priority Claim, Disputed Priority Tax Claim, or Disputed Administrative Expense, any resulting surplus in the Distribution Reserve shall be transferred from the Distribution Reserve to the Reorganized Debtor by the Disbursing Agent.

     B. Allowance of Claims of Holders of Record of Kennilworth Claims, Old 7% Notes and Old 2% Notes; Reserve for Disputes Regarding Subordination
            Rights.
            1.     Kennilworth Claims.
            A beneficial owner of Kennilworth Claims of record as of the Effective Date shall, for purposes of distributions under the Plan, be deemed to have an Allowed Class 11 Claim for the outstanding principal amount of the Kennilworth Claims owned by such beneficial owner plus accrued and unpaid interest as of the Petition Date, and need not file a proof of claim with respect thereto; provided, however, the aggregate principal amount of the Kennilworth Claims, plus accrued and unpaid interest as of the Petition Date, allowed under the Plan is $26,696,688. In the event any Person that is neither the record holder as of the Effective Date of the Kennilworth Claims nor the beneficial owner with respect thereto shall file a proof of right to record status pursuant to Bankruptcy Rule 3003(d), the Disbursing Agent shall establish such reserve, if any, as may be ordered by the Bankruptcy Court on account of any objection thereto. Such reserve shall be held in trust for the holder of such Disputed Class 11 Claim. To the extent such Disputed Class 11 Claim is disallowed, any reserve pertaining to such Disputed Class 11
Claim shall be distributed to all holders of Allowed Class 11 Claims on a Pro Rata Basis, subject to redistribution pursuant to
Section V.F. - "Subordination Disputes."
            2.    Old 2% Notes.
            A beneficial owner of Old 2% Notes of record as of the Effective Date shall, for purposes of distributions under the Plan, be deemed to have an Allowed Class 12 Claim for the outstanding principal amount of the Old 2% Notes owned by such beneficial owner plus accrued and unpaid interest as of the Petition Date, and need not file a proof of claim with respect thereto; provided, however, the aggregate principal amount of Old 2% Notes, plus accrued and unpaid interest as of the Petition Date, allowed under the Plan is $12,061,095. In the event any Person that is neither the record holder as of the Effective Date of an Old 2% Note nor the beneficial owner with respect thereto shall file a proof of right to record status pursuant to Bankruptcy Rule 3003(d), the Disbursing Agent shall establish such reserve, if any, as may be ordered by the Bankruptcy Court on account of any objection thereto. Such reserve shall be held in trust for the holder of such Disputed Class 12 Claim. To the extent such Disputed Class 12 Claim is disallowed, any reserve pertaining to such Disputed Class 12 Claim shall be distributed to all holders of Allowed Class 12 Claims on a Pro Rata Basis, subject to redistribution pursuant to Section V.F. - "Subordination Disputes."

            3.    Old 7% Notes.

            A beneficial owner of Old 7% Notes of record as of the Effective Date shall, for purposes of distributions under the Plan, be deemed to have an Allowed Class 13 Claim for the outstanding principal amount of the Old 7% Notes owned by such beneficial owner plus accrued and unpaid interest as of the Petition Date, and need not file a proof of claim with respect thereto; provided, however, the aggregate principal amount of Old 7% Notes, plus accrued and unpaid interest as of the Petition Date, allowed under the Plan is $87,890,506.68. Any proof of claim filed by the Indenture Trustee for the Old 7% Notes on account of principal and interest shall be disallowed. In the event any Person that is neither the record holder as of the Effective Date of an Old 7% Note nor the beneficial owner with respect thereto shall file a proof of right to record status pursuant to Bankruptcy Rule 3003(d), the Disbursing Agent shall establish such reserve, if any, as may be ordered by the Bankruptcy Court on account of any objection thereto. Such reserve shall be held in trust for the holder of such Disputed Class 13 Claim. To the extent such Disputed Class 13 Claim is disallowed, any reserve pertaining to such Disputed Class 13
Claim shall be distributed to all holders of Allowed Class 13 Claims on a Pro Rata Basis, subject to redistribution pursuant to
Section V.F. - "Subordination Disputes."
            4.    Reserve For Disputes Regarding Subordination
                  Rights.
            If any of Classes 11, 12 or 13 votes to reject the Plan (each a "Rejecting Class") the shares of New Common Stock that are initially allocated to holders of Allowed Claims in such Rejecting Class will be reallocated to the holders of Allowed Claims in Class 10 unless the Bankruptcy Court orders otherwise pursuant to an adversary proceeding filed by the holder of an Allowed Claim in a Rejecting Class seeking to enforce such Person's Subordination Rights. If such an adversary proceeding is timely filed, and the Bankruptcy Court enters an order prohibiting the reallocation to holders of Allowed Class 10
Claims of such Person's shares of New Common Stock that are initially allocated to such Person, such shares of New Common

Stock will be held by the Disbursing Agent until such time as the Bankruptcy Court enters an order in such adversary proceeding determining the Subordination Rights of the disputing parties and such shares held by the Disbursing Agent shall not be entitled to vote. See Section V.F. - "Subordination Disputes."
     C. Allowance of Interests of Holders of Record of Old Common Stock; Reserve for Disputes.
            Each beneficial owner of Old Common Stock of record as of the Effective Date shall be deemed to have an Allowed Class 18 Interest for the number of such shares of record and need not file a proof of interest with respect thereto. In the event any entity that is neither the record holder as of the Effective Date of Old Common Stock nor the beneficial owner with respect thereto shall file a proof of right to record status pursuant to Bankruptcy Rule 3003(d), such proof of right shall be disallowed.
     D.     Reserve for Disputed General Unsecured Claims.
            Shares of New Common Stock which would otherwise be issued and distributed on account of holders of Disputed DAS Claims, Disputed Capital Leases Claims, Disputed Operating Leases Claims or Disputed Other General Unsecured Claims pursuant to
Section V.B. - "Issuance Of New Equity Interests" of the Plan shall instead be issued in the name of the Disbursing Agent. Such shares, together with any dividends and distributions thereon, shall be held in trust by the Disbursing Agent and reserved for the benefit of holders of such Disputed Claims pending determination of their entitlement thereto, and such shares held by the Disbursing Agent shall not be entitled to vote. The Debtor shall have the right to seek an order of the Bankruptcy Court, after notice and a hearing, estimating or limiting the amount of such Claims for which such shares must be so reserved. No reserve shall be required for any Disputed Claim to the extent of any effective insurance coverage therefor. Such shares so reserved shall be distributed by the Disbursing Agent to a holder of a Disputed Claim to the extent that such Disputed Claim becomes an Allowed Claim pursuant to a Final Order. To the extent that such a Disputed Claim ultimately is disallowed or allowed in an amount less than the amount for which such shares have been reserved, the resulting surplus shares of New Common Stock shall be distributed by the Disbursing Agent from time to time to the other holders of Allowed Claims in the applicable Class as their respective interests appear.
     E. Resolution of Disputed Claims, Disputed Equity Interests, and Disputed Administrative Expenses.
            As of the Effective Date, a Claims Subcommittee of the Board of Directors of the Reorganized Debtor ("Claims Subcommittee"), which shall consist of the two (2) Directors nominated by the Committee and approved by the Debtor prior to the Confirmation Hearing, shall be solely and exclusively responsible, on behalf of the Estate and the Reorganized Debtor, for the investigation, administration, monitoring, implementing, litigating and settling all Disputed Claims (except for Claims asserted by a Professional Person as to which the Reorganized Debtor shall be responsible to investigate, administer, monitor, implement, litigate and settle). From and after the Effective

Date, the Reorganized Debtor, as directed by the Claims Subcommittee of the Board of Directors, shall have the sole and exclusive right to make and file, and to prosecute, objections to Claims to Equity Interests, and to Administrative Expenses (excluding Claims of Professional Persons). In determining whether to object to Claims, the Claims Subcommittee shall act in accordance with its fiduciary duty to shareholders of the Reorganized Debtor and shall take into account the best interests of holders of Allowed Claims who are impacted by the resolution of Disputed Claims. The Claims Subcommittee shall also have the authority to investigate, file and prosecute any claims arising from, related to, or connected with the Mag Data Sale and the Gold Mountain Related Claims. The Claims Subcommittee can select counsel (and experts, if required) to represent the Reorganized Debtor (and to be compensated by the Reorganized Debtor) in connection with Claims objections, and counsel to the Committee and counsel to the Debtor shall not be disqualified to act as such counsel. All objections to claims shall be served upon the holder of the Claim, Equity Interest, or Administrative Expense to which the objection is made, on or before the later of (i) ninetieth (90) day after the Effective Date, or (ii) the ninetieth (90) day after proof of such Claim or Equity Interest or request for payment of such Administrative Expense is filed, or (iii) such other applicable period of limitation as may be fixed or extended by the Bankruptcy Court. The Committee shall have no standing in connection with resolution of Disputed
Claims after the Effective Date.

     F.     Distribution To AMC - Malaysia Liquidator.

            Any distribution hereunder payable to the AMC - Malaysia Liquidator on account of its Allowed Class 14 Claim shall be paid by the Disbursing Agent to the AMC - Malaysia Liquidator; provided, however, if the AMC - Malaysia Liquidator so consents, the distribution hereunder payable to the AMC - Malaysia Liquidator on account of its Allowed Class 14 Claim shall be paid by the Disbursing Agent directly to the creditors of the AMC - Malaysia Liquidator Estate as specified by the AMC
- Malaysia Liquidator.

     G.     Warn Settlement.

            As of the Effective Date, in accordance with the settlement among the Debtor and certain former employees of the Debtor, as approved by the Bankruptcy Court, (the "Warn Settlement"), New Common Stock with a value of $737,450 based upon the New Common Stock Purchase Price, shall be distributed to the settling claimants (the "Warn Settlement Stock") and $32,000 in cash shall be paid to counsel to the settling claimants, provided the Bankruptcy Court will retain jurisdiction to approve such payment.

     H.     Distribution Of New Warrants.

            The Plan provides for the distribution of New Warrants to the holders of Allowed Claims in Classes 12 and 13 if such Classes accept the Plan.

      I.    Legend Shares.

            The shares of New Common Stock to be issued to the Guarantee Banks and to Kennilworth that are subject to a legend as provided for in the Plan shall be transferable by the

Guarantee Banks and Kennilworth, subject to the applicable legend, and such shares of New Common Stock shall be distributed to a custodian for the respective benefit of the Guarantee Banks and to Kennilworth, or their respective assignees, in a manner that accommodates the transferability of such shares of the New Common Stock by the Guarantee Banks and Kennilworth, or their respective assignees. The Reorganized Debtor shall be responsible for establishing the custodian account and paying for all costs associated therewith.

                                      V.

                         IMPLEMENTATION OF THE PLAN

     A.     Funding of Cash Payments.

            On the Effective Date or as soon thereafter as is practicable, the Debtor shall deposit into a cash reserve an amount, in Cash, equal to the aggregate amount of Cash to be distributed as of the Effective Date under the Plan (the "Cash Reserve"). All distributions of Cash under the Plan shall be made by the Disbursing Agent from the Cash Reserve, except as otherwise required to be made from the Distribution Reserve as set forth in Section IV. hereof. Any surplus funds in the Cash Reserve shall be transferred from the Cash Reserve to the Reorganized Debtor by the Disbursing Agent.

      B.    Issuance of New Equity Interests.

            1. Overview. On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtor shall be deemed empowered to issue, and shall issue as applicable: (i) 4,500,000 shares of Creditor Shares of New Common Stock, (ii) 2,250,000 shares of New Common Stock representing the Employee

Restricted Stock and the New Common Stock into which the New Options are exercisable; (iii) 1,880,564 Shares of New Common Stock into which the New Warrants are exercisable; (iv) 300,000 shares of New Common Stock into which the Professional Person's Deferred Payment may be converted; (v) that number of shares of New Common Stock as may be necessary to implement the Plan; and
(vi) 2,500,000 Shares of New Preferred Stock.
            There is no known trading market for the New Common Stock, the New Options, or the New Warrants. The Company shall use its reasonable best efforts to establish compliance with the requirements of applicable securities laws and to facilitate trading of the New Common Stock. However, there is no guarantee that a market will develop for the New Common Stock, the New Options, or the New Warrants.
            On the Effective Date, the initial 5,000,000 shares of New Common Stock will be issued with, (i) 4,500,000 shares of New Common Stock distributed, Pro Rata, among Classes 10, 11, 12, 13, 14, 15, 16, and 17, as provided for in the Plan (with the shares issued to Classes 10 and Classes 11 subject, in part, to certain limitations as described in the Plan); and (ii) 500,000 shares of New Common Stock will be issued in connection with the Employee Restricted Stock. In addition, as of the Effective Date, (i) 300,000 shares of New Common Stock will be issued and reserved in connection with the Professional Person's Deferred Payment Conversion; (ii) 1,750,000 shares of New Common Stock will be issued and reserved in connection with the New Options, and (iii) 1,880,564 shares of New Common Stock will be issued and reserved in connection with the New Warrants.
            2. Summary Of New Equity Interests. The New Common Stock and the New Preferred Stock shall have the rights, privi-leges and preferences as provided for in the Amended and Restated Articles of Incorporation, a copy of which is included with the Plan Documents Supplement. In summary, the New Common Stock and the New Preferred Stock will be $0.0001 par value stock and 25,000,000 shares of New Common Stock will be authorized and the New Preferred Stock will be voting, have no par value, and 2.5 million shares will be authorized. Notwithstanding anything to the contrary in the Amended and Restated Articles of Incorporation and Bylaws, from the Effective Date and continuing until the second anniversary of the Effective Date, the Board of Directors of the Reorganized Debtor will not issue additional shares of New Common Stock, other than as provided for in the Plan, if two or more members of the Board of Directors votes against such issuance.
            Upon the Effective Date, the New Employee Restricted Stock and Option Agreement and the Employee Restricted Stock and Option Program, and the New Warrant Agreement, shall be deemed to be executed, adopted, and ratified, without further action by the Reorganized Debtor or its shareholders or Board of Directors, and shall be valid and enforceable agreements, binding upon the Reorganized Debtor. Each share of New Common Stock will have the right to cast one vote in connection with meetings of shareholders, however, shares of New Common Stock held by the Disbursing Agent shall not be entitled to vote, and shares of New Common Stock that are reserved, not issued, or issued but not vested, shall not be entitled to vote. The first meeting of shareholders will be the annual shareholders meeting following the end of the fiscal year during which the Effective Date occurs. The members of the initial Board of Directors of the Reorganized Debtor, and the term of service for such members, will be as provided for in the Plan. See Section V.J. - "of the Reorganized Debtor."

            3. Summary Of Employee Restricted Stock, New Options, and New Warrants. The Employee Restricted Stock and the New
Options are summarized in Exhibits "A," and "B".
            Pursuant to the New Warrant Agreement, 1 million New Warrants will be issued. Each New Warrant will represent the right: (w) to purchase .946805 shares of New Common Stock at a price per share of $20.00; (x) to purchase .423822 shares of New Common Stock at a price of $22.50 per share; (y) to purchase
 .509937 shares of New Common Stock at a price of $27.50 per share; and (z) the right to receive the Cash Asset Sale Distribution. Each New Warrant will automatically vest upon issuance, and will be exercisable, in whole or in part, during the period of three (3) years from and after the Effective Date and will expire and be of no further force and effect thereafter. Each New Warrant will be freely transferable. The New Warrants and the New Warrant Agreement are described more fully in the Plan Documents Supplement.

            4. Distribution Of New Common Stock, Employee Restricted Stock, New Options and New Warrants. In the aggregate, Creditor Shares of New Common Stock will be allocated for initial distribution to holders of Allowed Claims in Classes 10 through 17. The Pro Rata distribution to Classes 10 through
17 will be calculated based upon the aggregate amount of Allowed Claims in each of Classes 10 through 17 as such Allowed Claims are either: (a) allowed or estimated under the Plan as set forth below; or (b) allowed or estimated pursuant to an order of the Bankruptcy Court, and the initial allocation will be subject to the Subordination Rights and the proposed consensual resolution of the Subordination Rights. Employee Restricted Stock and New Options shall be distributed in accordance with the New Employee Restricted Stock and Option Agreement. New Class 12 Warrants and New Class 13 Warrants (and if applicable, the Cash Asset Sale Distribution) shall be distributed Pro Rata to holders of Allowed Class 12 Claims and holders of Class 13 Claims, respectively, Pro Rata based upon the amount of such claims: (a) allowed or estimated under the Plan as set forth below; or (b) allowed or estimated pursuant to an order of the Bankruptcy Court.
            Distributions under the Plan of shares of New Common Stock and New Warrants shall be based upon the aggregate claims in a Class as allowed by Final Order of the Bankruptcy Court or under the Plan.
            To the extent that as of the Effective Date Claims are not Allowed but are Disputed Claims, the calculation of the total Claims in a Class shall be based upon the aggregate amount of the Allowed Claims and the Disputed Claims in a Class. To the extent that after all Disputed Claims in a Class are resolved by Final Order and the aggregate amount of Allowed Claims in a particular Class differs from the total amount of Allowed Claims and Disputed Claims as of the Effective Date, at such time as all Disputed Claims are resolved by Final Order, the Disbursing Agent will recalculate the Pro Rata distributions of New Common Stock and New Warrants shall make such additional distributions of the same an account of the actual Allowed Claims in each Class as necessary. All determinations and calculations made by the Disbursing Agent in good faith in connection with the calculation of distributions on account of Allowed Claims in a Class shall be binding and conclusive, absent manifest error determination of which shall be subject to the exclusive jurisdiction of the Bankruptcy Court.

     C.     Issuance And Execution Of Plan Related Documents.

            The Plan contemplates that in connection with the treatment of various Classes under the Plan, the Reorganized Debtor will execute certain documents. Copies of draft forms of the various documents to be executed by the Reorganized Debtor are set forth in the Plan Documents Supplement. As of the Effective Date, in connection with the satisfaction of holders of various Allowed Claims classified under the Plan, the Reorganized Debtor will execute such amendments, modifications, supplements, and other documents as provided for in the Plan. The Reorganized Debtor is authorized to execute such amendments, modifications, supplements and other documents as provided for in the Plan without any further corporate action, and upon such execution, such amendments, modifications, supplements and other documents




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

as provided for in the Plan shall be deemed binding upon the Reorganized Debtor and such other parties as applicable.

     D. Cancellation of Existing Securities and Rejection of Related Agreements.

            On the Effective Date, (i) the Kennilworth Facility, the Old 2% Notes, the Old 7% Notes, and the Old Common Stock shall each be deemed canceled, and (ii) the Old Employee Stock Options, the Old Warrants, and the obligations of the Debtor under the respective indentures or agreements governing the Kennilworth Facility, the Old 2% Notes, the Old 7% Notes, the Old 7% Notes Indenture and under the respective agreements governing the Old Employee Stock Options and the Old Warrants shall be rejected.

     E.     Surrender of Existing Securities.

            Each holder of a Guarantee Banks' Claims shall surrender such guarantee, and each holder of Kennilworth Claims, Old 2% Notes Claims, or Old 7% Notes Claims shall surrender such note or other evidence of such Claim, to the Disbursing Agent in exchange for the distribution under this Plan. No distributions under this Plan shall be made to or on behalf of any holder of a Guarantee Banks' Claims, Kennilworth Claims, Old 2% Notes Claims, Old 7% Notes Claims, unless and until such instrument is received by the Disbursing Agent or the unavailability of such instrument is reasonably established to the satisfaction of the Disbursing Agent. Any such holder that fails to surrender such instrument or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent and, if so requested by the Disbursing Agent, fails to furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Disbursing Agent, within five years after the Confirmation Date shall be deemed to have forfeited all rights, Claims, and interests and shall not participate in any distribution under this Plan, and all property




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

in respect of such forfeited distribution shall revert to the Reorganized Debtor. As of the Effective Date, all notes, document, instruments or other writings representing Claims against or Interests in the Debtor shall be cancelled and shall thereafter represent only the right to receive the property distributable with respect to the same under the Plan.

     F.     Subordination Disputes.

            1.    Enforcement Of Subordination Rights.

            The controlling agreements, documents, and contracts in respect of the Kennilworth Facility, the Old 2% Notes and the Old 7% Notes Indenture contain various subordination provisions. Subject to the provisions of Section V.F.2. - "Consensual Reallocation - Settlement of Subordination Rights," the structure of the Plan strictly enforces the express terms of the subordination provisions of the Kennilworth Facility, the Old 2% Notes and the Old 7% Notes Indenture. Specifically:

            a. Under the terms of the Subordination Rights applicable to the Old 7% Notes, and based upon the Reorganization Value of the Debtor, distributions under the Plan of shares of New Common Stock that are allocated to holders of Allowed Class 13 Claims are payable to holders of "Senior Indebtedness" as defined in the Old 7% Notes Indenture. Accordingly, the shares of New Common Stock that are initially allocated to holders of




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

Allowed Class 13 Claims shall be reallocated, on a Pro Rata basis, to holders of Class 10 - Guaranteed Banks' Claims, Class 11 - Kennilworth Claims, Class 12 - Old 2% Notes Claims, and Class 15 - Capital Leases Claims.
            b. Under the terms of the Subordination Rights applicable to the Old 2% Notes, and based upon the Reorganization Value of the Debtor, distributions under the Plan of shares of New Common Stock that are allocated to holders of Allowed Class 12 Claims are payable to holders of "Senior Indebtedness" as defined in the Old 2% Notes. Accordingly, the shares of New Common Stock that are initially allocated to holders of Allowed Class 12 Claims, or reallocated to holders of Allowed Class 12 Claims pursuant to the Subordination Rights of the holders of the Old 2% Notes vis-a-vis the holders of the Old 7% Notes, shall be reallocated, on a Pro Rata basis, to holders of Class 10 - Guaranteed Banks' Claims, and Class 11 - Kennilworth Claims.
            c. Under the terms of the Subordination Rights applicable to the Kennilworth Claims, and based upon the Reorganization Value of the Debtor, distributions under the Plan of shares of New Common Stock that are allocated to holders of Allowed Class 11 are payable to holders of "Senior Indebtedness" as defined in the Kennilworth Facility. Accordingly, the shares of New Common Stock that are initially allocated to holders of Allowed Class 11 Claims, or reallocated to holders of Allowed Class 11 Claims pursuant to the Subordination Rights of the Kennilworth Claims vis-a-vis the holders of Old 2% Notes and the




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

holders of Old 7% Notes, shall be reallocated to holders of Class 10 - Guaranteed Banks' Claims.
            In the absence of the settlement of the Subordination Rights and the consensual reallocation described in the following section, if there was strict enforcement of the Subordination Rights, and based upon the Reorganization Value of the Debtor, the holders of Claims in Classes 11, 12 and 13 would not be entitled to receive or retain any property under the Plan.

            2.    Consensual Reallocation - Settlement Of
                  Subordination Rights.

            a.    (i)   Class 11.  In full and complete satisfaction
of all Subordination Rights of all Persons with respect to Subordination Rights relating to the Kennilworth Claims, including, without limitation, the holders of Senior Indebtedness as defined in the Kennilworth Facility and the holders of the Kennilworth Claims, if Class 11 accepts the Plan, then 375,000 shares of New Common Stock that would otherwise be distributed to holders of Allowed Class 10 Claims under the Plan will be voluntarily and automatically transferred by the holders of Allowed Class 10 Claims to the Disbursing Agent for distribution by the Disbursing Agent to holders of Allowed Class 11 Claims.
If Class 11 accepts the Plan, the consensual resolution of the Subordination Rights provided for herein shall be binding upon all holders of Kennilworth Claims and the Confirmation Order shall so provide.
                  (ii) Assignment, Transfer, Subrogation. If Class 11 votes to accept the Plan, then each holder of a Claim in Class




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

11 shall be deemed to have assigned, transferred and delivered all of such Person's Subordination Rights to the holders of Class
10 Claims and the holders of Class 10 Claims shall be vested with (and subrogated to) all of such Subordination Rights and shall be deemed to have authority and standing enforce in their sole and absolute discretion, such Subordination Rights of Persons in such Class.
            b.    (i)   Class 12.  In full and complete satisfaction
of all Subordination Rights of all Persons with respect to Subordination Rights relating to the Old 2% Notes, including, without limitation, the holders of Senior Indebtedness as defined in the Old 2% Notes and the holders of the Old 2% Notes, if Class
12 accepts the Plan, then under the Plan the holders of Allowed Class 12 Claims will receive: a Pro Rata distribution among the holders of Class 12 Warrants and the Cash Asset Sale
Distribution. If Class 12 accepts the Plan, the consensual resolution of the Subordination Rights provided for herein shall be binding upon all holders of Old 2% Notes and the Confirmation Order shall so provide.
                  (ii) Assignment, Transfer, Subrogation. If Class 12 votes to accept the Plan, then each holder of a Claim in Class
12 shall be deemed to have assigned, transferred and delivered all of such Person's Subordination Rights to the holders of Class
10 Claims and the holders of Class 10 Claims shall be vested with (and subrogated to) all of such Subordination Rights and shall be deemed to have authority and standing enforce in their sole and absolute discretion, such Subordination Rights of Persons in such Class.




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

            c.    (i)   Class 13.  In full and complete satisfaction
of all Subordination Rights of all Persons with respect to Subordination Rights relating to the Old 7% Notes, including, without limitation, the holders of Senior Indebtedness as defined in the Old 7% Notes Indenture and the holders of the Old 7%
Notes, if Class 13 accepts the Plan, then under the Plan the holders of Allowed Class 13 Claims will receive: a Pro Rata distribution among the holders of Class 13 Warrants and the Cash Asset Sale Distribution. If Class 13 accepts the Plan, the consensual resolution of the Subordination Rights provided for herein shall be binding upon all holders of Old 7% Notes and the Confirmation Order shall so provide.
                  (ii) Assignment, Transfer, Subrogation. If Class 13 votes to accept the Plan, then each holder of a Claim in Class
13 shall be deemed to have assigned, transferred and delivered all of such Person's Subordination Rights to the holders of Class
10 Claims and the holders of Class 10 Claims shall be vested with (and subrogated to) all of such Subordination Rights and shall be deemed to have authority and standing enforce in their sole and absolute discretion, such Subordination Rights of Persons in such Class.

            3.    Litigation Re Subordination Rights - Waiver.

            Subject to the immediately preceding section hereof, if prior to the deadline for objecting to confirmation of the Plan, a Person who holds Subordination Rights and/or
Subordination Claims commences an adversary proceeding (an
"Objection Subordination Party") seeking judicial relief challenging the enforcement of the Subordination Rights under the

Plan and/or the consensual resolution of the Subordination Rights provided for under the Plan as it affects such Objecting Subordination Party, then the Pro Rata distribution of New Common Stock that would be attributable to such Objecting Subordination Party prior to application of the Subordination Rights and as to which such an adversary proceeding has been Filed, shall not be allocated to any other Class and instead, shall be held by the Disbursing Agent (together with any dividends or distributions in respect of such shares) pending an order of the Bankruptcy Court determining the relative priority and enforceability of the Subordination Rights with respect to such Objecting Subordination Party, and upon the entry of an order of the Bankruptcy Court adjudicating the adversary proceeding, the Disbursing Agent shall make such distribution of shares of New Common Stock (together with any dividends or distributions in respect of such shares) held in reserve as ordered by the Bankruptcy Court.
            The enforcement of the Subordination Rights under the Plan, and the consensual resolution of the Subordination Rights, takes into account the relative priorities of the Claims affected in connection with the Subordination Rights. Accordingly, any Person with a Claim affected by the Subordination Rights who fails to File an adversary proceeding seeking judicial relief challenging the enforcement of the Subordination Rights under the Plan and/or the consensual resolution of the Subordination Rights provided for under the Plan prior to the deadline for objecting to confirmation of the Plan, shall be forever estopped, enjoined and barred from challenging or attempting to challenge the Plan with respect to the Subordination Rights or a Subordination Claim, shall be forever estopped, enjoined and barred from commencing or attempting to commence any action, suit or




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

proceeding against any Person with respect to the Subordination Rights or a Subordination Claim, and shall be deemed to have waived and released any contractual, legal or equitable rights with respect to such Person's Subordination Rights and any Subordination Claim.

     G.     New Hollister Financing.

            The Reorganized Debtor shall be authorized to obtain a new loan (the "New Hollister Financing") in an amount not to exceed $6.0 million, which loan shall be secured by a lien on the Hollister Property (the "New Hollister Financing Lien"), which
New Hollister Financing Lien shall senior to all liens encumbering the Hollister Property; provided, however, that the Reorganized Debtor shall use the net proceeds from the New Hollister Financing as follows: (1) first, to pay all liens securing property taxes due and owing; (2) second, to pay the Owens Priming Loan; and (3) third, for any corporate purpose.

     H.     Hollister Transaction.

            The Reorganized Debtor shall be authorized to sell the Hollister Property free and clear of all liens, claims and encumbrances; and all such liens, claims and encumbrances shall automatically attached to the net proceeds of a sale of the Hollister Property and the net proceeds shall be distributed as




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

follows: (i) first, to the County of Santa Barbara to pay any and all liens securing property taxes due and owing, (ii) second. to Owens Financial to pay any and all liens securing indebtedness owing to Owens Financial; and (iii) third, the balance remaining to reduce the principal amount then outstanding to Gold Mountain on account of Gold Mountain's Allowed Secured Claim.

      I.    Certificate of Incorporation and Bylaws.

            As of the Effective Date, the certificate of incorporation of the Reorganized Debtor shall be the Amended and Restated Certificate of Incorporation substantially in the form set forth in the Plan Documents Supplement. The Amended and Restated Certificate of Incorporation will, among other provisions, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. As of the Effective Date, the bylaws of the Reorganized Debtor shall be the Amended and Restated Bylaws substantially in the form set forth in the Plan Documents Supplement. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws shall be deemed effective as of the Effective Date by virtue of the Confirmation Order without the need for any corporate action.

     J.     Management of the Reorganized Debtor.

            On the Effective Date, the operation of the Reorganized Debtor shall become the general responsibility of the Reorganized Debtor's newly constituted Board of Directors (the "New Board"), who shall thereafter have the responsibility for the management and control of the Reorganized Debtor. As of the Effective Date, the New Board shall consist of six (6) Persons, one (1) of whom will be the Chief Executive Officer of the




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

Reorganized Debtor, two (2) of whom will be nominated by the Committee and approved by the Debtor prior to the Confirmation Hearing, and three (3 whom will be independent persons with relevant industry experience as selected by the Debtor and approved by the Committee. The designated members of the New Board are set forth in Exhibit "G" to the Plan. The initial members of the New Board shall be divided into three (3) classes, serving until the first, second and third annual meetings, respectively, after the first full fiscal year following the Effective Date. The initial senior officers of the Reorganized Debtor as of the Effective Date shall consist of the individuals whose names are set forth in the Disclosure Statement filed in connection with the Plan. All such directors and senior officers shall be deemed appointed pursuant to the Confirmation Order without the need for any corporate action. Those directors and senior officers not continuing in office shall be deemed removed there from pursuant to the Confirmation Order without the need for any corporate action.
            The initial compensation for the senior
officers of the Reorganized Debtor shall be as set forth in the Disclosure Statement. As of the Effective Date, the existing employment agreements between the Debtor and the senior officers will be deemed assumed pursuant to the Plan, and each of such agreements shall be deemed amended, extended, and restated in the manner set forth in the respective Amended and Restated Employment Agreements substantially in the forms set forth in the Plan Documents Supplement. Among other provisions, the Amended




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

and Restated Employment Agreements shall contain such indemnity provisions for Messrs. Foster and Altavilla consistent with the Management Indemnity set forth herein as part of the treatment of Class 10.
            As of and after the Effective Date, the Employee Restricted Stock and Option Program shall be deemed adopted, ratified, and enforceable. The Reorganized Debtor shall, from time to time, issue Employee Restricted Stock and New Options to employees in accordance with the Employee Restricted Stock and Option Program. The New Employee Restricted Stock and Option Agreement and the Employee Restricted Stock and Option Program are described in the Exhibits "A-2" and "A-3" hereto. As of and after the Effective Date, the New Warrant Agreement shall be deemed adopted, ratified, and enforceable. The New Warrant Agreement is described in Exhibit "B-2" hereto. The Plan and Disclosure Statement as approved by the Bankruptcy Court shall be deemed to be a solicitation, to persons who hold Old Common Stock and to persons who will receive New Common Stock, Employee Restricted Stock and New Options, and New Warrants under the Plan, for approval of the Employee Restricted Stock and Option Program, the New Employee Restricted Stock and Option Agreement and the New Warrant Agreement and the entry of the Confirmation Order shall constitute approval of the same for purposes of compliance with all applicable laws, including, without limitation, Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.



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

     K.     Corporate Action.

            On the Effective Date, the issuance of securities as provided in the Plan, the adoption of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws pursuant to the Plan, the appointment of the New Board and initial senior officers of the Reorganized Debtor as specified in the Plan, the adoption of the New Employee Restricted Stock and Option Agreement, the Employee Restricted Stock and Option Program, and the New Warrant Agreement pursuant to the Plan, and all other corporate actions called for by the Plan shall be deemed authorized and approved by virtue of entry of the Confirmation Order, in accordance with the Bankruptcy Code and section 303 of the Delaware General Corporations Law and without any requirement of further action by the stockholders or directors of the Debtor or the Reorganized Debtor. The Amended and Restated Certificate of Incorporation shall be filed with the Delaware Secretary of State on the Effective Date or as soon as practicable thereafter.
     L.     Method of Distribution Under the Plan.

            1.    In General.
            All Cash distributions shall be made by the Disbursing Agent from the Cash Reserve or Distribution Reserve as specified in Sections V.A. and IV. of this Plan. Except as set forth herein, the Disbursing Agent shall make all distributions of Cash and property pursuant to the Plan on the Effective Date or as soon thereafter as is practicable.

            2.    Investment of Cash.

            Cash held in the Distribution Reserve and the Cash




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

Reserve shall be invested by the Disbursing Agent in interest-bearing certificates of deposit and interest-bearing accounts to be established in one or more depository banks which have qualified to hold deposits of bankruptcy estates. All interest earned on such Cash shall be disbursed by the Disbursing Agent to the Reorganized Debtor.

            3.    Manner of Payment Under the Plan.

            Any payment of Cash made by the Disbursing Agent pursuant to the Plan may be made either by check drawn on a domestic bank or by wire transfer from a domestic bank, at the option of the Disbursing Agent.

            4.    Manner of Distribution of Other Property.

            Any distribution under the Plan of property other than Cash shall be made by the Reorganized Debtor, its designee, or the Disbursing Agent in accordance with the terms of the Plan.

            5.    Setoffs.

            The Debtor may, but shall not be required to, set off against any Claim, and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtor may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any such claim the Debtor may have against such holder.

            6.    Distribution of Unclaimed Property.

            Except as otherwise provided in the Plan, any distribution of property (Cash or otherwise) under the Plan which is unclaimed after five years following the Confirmation Date shall be transferred by the Disbursing Agent to the Reorganized




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

Debtor.

            7.    De Minimis Distributions.

            No cash payment of less than five dollars shall be made by the Disbursing Agent to any holder of a Claim unless a request therefor is made in writing to the Disbursing Agent.

            8.    Fractional Shares.

            The calculation of the number of shares of New Common Stock or New Warrants to be distributed to the holders of Allowed Claims may mathematically entitle some of such holders to fractional shares of New Common Stock or New Warrants. Notwithstanding such entitlement or anything to the contrary contained in this Plan, only whole shares of New Common Stock or New Warrants shall be issued and distributed, and no fractional shares of New Common Stock or New Warrants shall be issued. The number of shares of New Common Stock or New Warrants to be received by a holder of an Allowed Claim shall be rounded to the next greater or lower whole number of shares as follows:
(a) fractions of 1/2 or greater shall be rounded to the next greater whole number, and (b) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New Common Stock or New Warrants distributed to a class of claims or interests shall be adjusted as necessary to account for the rounding so provided for. No consideration shall be provided in lieu of the fractional shares that are rounded down and therefore are not issued.

            9.    Record Date.

            On the Effective Date, the transfer ledgers for the Kennilworth Claims, the Old 2% Notes, the Old 7% Notes, and the

Old Common Stock shall be closed, and there shall be no further changes in the holders of record of such securities. The Disbursing Agent shall not recognize any transfer of such securities occurring after the Effective Date, but shall instead be entitled to recognize and deal for all purposes with only those holders of record stated on the applicable transfer ledgers as of the Effective Date. In addition, the transfer ledger for the Old Warrants shall be closed.

            The Cash Asset Sale Distribution to be made to Classes 12 and 13, if such Classes vote to accept the Plan, shall only be made to the holders of Allowed Class 12 Claims and holders of Allowed Class 13 Claims as of the Effective Date. The right to receive the Cash Asset Sale Distribution shall not be transferable.

            10.   Allocation of Consideration Distributed on
                  Account of Allowed Unsecured Claims.

            The distributions provided for holders of Allowed Unsecured Claims under the Plan shall be allocated in full satisfaction and substitution of the principal amount of such Claims, exclusive of accrued interest. However, nothing contained in this Section V.L.10 shall limit the scope of the discharge provided under Section IX.B of the Plan.

            11.    Saturday, Sunday, or Legal Holiday.

            If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.



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

     M.     Revesting of Assets.

            Except as otherwise provided in the Plan, on the Effective Date the property of the estate of the Debtor shall revest in the Reorganized Debtor. The Reorganized Debtor may operate its business and may use, acquire, and dispose of property without supervision by the Bankruptcy Court or the United States Trustee and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules. As of the Effective Date, all property of the Reorganized Debtor shall be free and clear of all Claims, liens, encumbrances, and other interests of creditors and holders of Equity Interests, except as otherwise provided herein.

     N.     Name Change.

            As of the Effective Date, the Reorganized Debtor's name shall be automatically deemed to be Innovative Micro Technology. The Reorganized Debtor shall be known as Innovative Micro Technology without any further corporate action, or federal, state or local filing; provided, however, the Reorganized Debtor may file such documents as in its discretion it deems advisable, or as may be necessary, to reflect its name as Innovative Micro Technology. From and after the Effective Date, Applied Magnetics Corporation shall refer to the Debtor prior to the commencement of the Chapter 11 Case, and to the Debtor in Possession, prior to the Effective Date.

                               VI.

                  EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     A.     Assumption.

            Effective upon the Effective Date, the Debtor in Possession hereby assumes those executory contracts and unexpired leases which are listed in Exhibit "E" to the Plan.

            Exhibit "E" to the Plan specifies the amount ("Cure Payment"), if any, that the Debtor believes must be tendered on the Effective Date, in order to provide compensation in accordance with sections 365(b)(1)(A) & (B) of the Bankruptcy Code. The deadline for any objections to the Cure Payment amounts set forth in Exhibit "E" shall be the date for filing objections to the Plan, and no other objections to such Cure Payment amounts would be timely. In the event that any party to a listed contract or lease affected by any modification to Exhibit "E" contends that the Cure Payment amount as so modified is incorrect, such party must file with the Bankruptcy Court and serve upon counsel for the Debtor and each of the Committees a written statement and an accompanying declaration in support thereof specifying the amounts allegedly owing under sections 365(b)(1)(A) & (B) of the Bankruptcy Code no later than the date fixed for filing objections to the confirmation of the Plan. Failure timely to file and serve such statement shall result in the determination that the Reorganized Debtor's tender of the Cure Payment, as specified in Exhibit "E", on the Effective Date, shall provide cure and compensation for any and all defaults and unpaid obligations under such assumed executory contract or unexpired lease. The Debtor and the Committees reserve the right to respond to any objection filed by any party to an executory contract or unexpired lease under this paragraph and/or to reject any executory contract or unexpired lease or assume such contract or unexpired lease by complying with section 365(b) of the Bankruptcy Code, if the other party to any executory contract or unexpired lease establishes that the Cure Payment is greater than the amount specified in Exhibit "E". To the extent the Debtor disagrees with any objection filed by any party to an executory contract or unexpired lease under this paragraph, the Debtor will request that the Bankruptcy Court declare that the Cure Payment is as stated by the Debtor, and any disputes shall be resolved by the Bankruptcy Court.
            Entry of the Confirmation Order shall constitute approval of the assumptions under the Plan pursuant to section 365(a) of the Bankruptcy Code. All Cure Payments which may be required by section 365(b)(1) of the Bankruptcy Code shall be made on the Effective Date or as soon thereafter as is practicable or as may otherwise be agreed by the parties to any particular contracts or leases.

     B.     Rejection.
            Effective upon the Effective Date, the Debtor in Possession hereby rejects all executory contracts and unexpired leases that exist between the Debtor and any other entity which have not previously been rejected, except the Debtor in Possession does not reject those executory contracts and unexpired leases (i) which are listed in Exhibit "E" hereto and assumed pursuant to Section VI.A of the Plan, or (ii) which are or have been specifically assumed, or assumed and assigned, by the Debtor in Possession with the approval of the Bankruptcy Court by separate proceeding in the Chapter 11 Case. The executory contracts and unexpired leases rejected under the Plan shall include, without limitation, those listed in Exhibit "F" to the Plan. Inclusion of a matter in Exhibit "F" does not constitute an admission by the Debtor in Possession that an executory contract or unexpired lease exists or is valid. As a matter of prudence, Exhibit "F" includes contracts and leases which may have previously been rejected or canceled or assigned or which may have expired. Entry of the Confirmation Order shall constitute approval of the rejections under the Plan pursuant to section 365(a) of the Bankruptcy Code.
            The executory contracts rejected under the Plan shall include, without limitation, the Old 7% Indenture, all Old Employee Stock Options and all Old Warrants which, in each case, are unexercised as of the Effective Date, to the extent that they constitute executory contracts. Holders of Old Employee Stock Options and holders of Old Warrants who, in each case, shall have exercised prior to the Effective Date such holders' rights to purchase Old Common Stock in accordance with the provisions of such Old Employee Stock Options or Old Warrants, as the case may be, shall be treated under the Plan with respect to the Old Common Stock so purchased in the manner specified in the Plan.
            All Allowed Claims arising from the rejection of executory contracts or unexpired leases, whether under the Plan or by separate proceeding, shall be treated as Class 17 Claims under the Plan.
            All Claims arising from the rejection of executory contracts or unexpired leases, whether under the Plan or by separate proceeding, must be filed with the Bankruptcy Court on or before such date as the Bankruptcy Court has fixed or may fix by express order with respect to Claims arising from the rejection of specified executory contracts and unexpired leases, or, if no such date is or has been fixed, on or before the first

Business Day which is at least fifteen calendar days after the date of mailing of notice of entry of the Confirmation Order. Any such Claims which are not filed within such time will be forever barred from assertion against the Debtor, its estate, the Reorganized Debtor, and its property.

                                     VII.

                         EFFECTIVENESS OF THE PLAN


     A.     Conditions Precedent.

            The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived:
            1. The Confirmation Order shall have been entered on the docket of the Bankruptcy Court for at least ten days (as calculated in accordance with Bankruptcy Rule 9006(a)).

     B.     Notice of Effective Date.
            As soon as practicable after the Effective Date has occurred, the Reorganized Debtor shall file with the Bankruptcy
Court an informational notice specifying the Effective Date, as a matter of record.

                                    VIII.

                         RETENTION OF JURISDICTION

            Following the Confirmation Date, the Bankruptcy Court shall retain jurisdiction of all matters arising out of, or related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

            A. To hear and determine pending motions for the assumption, assumption and assignment, or rejection of executory contracts or unexpired leases, if any are pending as of the Effective Date, the determination of any cure payments related thereto, and the allowance or disallowance of Claims resulting therefrom;
            B. To determine any and all adversary proceedings, applications, motions, and contested matters instituted prior to the closing of the Chapter 11 Case;
            C. To ensure that distributions to holders of Allowed Administrative Expenses (including, without limitation, holders of a Professional Person's Deferred Claim), Allowed Claims, and Allowed Equity Interests are accomplished as provided herein;
            D. To hear and determine any objections to Administrative Expenses, to Proofs of Claims, and to Proofs of Equity Interests filed both before and after the Confirmation
Date, and to allow or disallow any Disputed Administrative
Expense, Disputed Claim, or Disputed Equity Interest, in whole or in part;
            E. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;
            F. To issue orders in aid of execution of the Plan and to issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with this Plan or its execution or implementation by any entity;

            G. To consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in the Plan or any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;
            H. To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;
            I. To hear and determine any disputes arising in connection with the interpretation, implementation, execution, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;
            J. To recover all assets of the Debtor and property of the estate, wherever located;
            K. To hear and determine any matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
            L. To hear any other matter not inconsistent with the Bankruptcy Code;
            M. To hear any other matter deemed relevant by the Court; and
            N.    To enter a final decree closing the Chapter 11
Case.
                                     IX.

                          MISCELLANEOUS PROVISIONS

     A.     Payment of Statutory Fees.

            All quarterly fees due and payable to the Office of the United States Trustee pursuant to section 1930(a)(6) of title 28 of the United States Code shall be duly paid in full on or before the Effective Date, as required by section 1129(a)(12) of the Bankruptcy Code. The Reorganized Debtor shall remain responsible for timely payment of such quarterly fees due and payable after the Effective Date and until the Chapter 11 Case is closed, pursuant to section 1930(a)(6) of title 28 of the United States Code, with respect to cash disbursements made by the Reorganized Debtor under the Plan. After the Effective Date and until the Chapter 11 Case is closed, the Reorganized Debtor shall file with the Office of the United States Trustee monthly financial reports specifying all disbursements made pursuant to the Plan and shall make all payments based upon such disbursements as required by applicable law.

     B.     Discharge of Debtor and Injunction.

            The rights afforded in the Plan and the treatment of all Claims and Equity Interests therein shall be in exchange for and in complete satisfaction, discharge, and release of any and all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims whether before or after the Petition Date, against the Debtor and the Debtor in Possession, or any of their assets or properties. Except as otherwise provided herein, (i) on the Effective Date, the Debtor shall be deemed discharged and released to the fullest extent permitted by section 1141 of the Bankruptcy Code from all Claims and Equity Interests, including, but not limited to, demands, liabilities, Claims, and interests that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not: (a) a proof of claim or proof of interest based on such debt or interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim or Equity
Interest based on such debt or interest is Allowed pursuant to section 502 of the Bankruptcy Code, or (c) the holder of a Claim or Equity Interest based on such debt or interest has accepted the Plan; and (ii) all persons and entities shall be deemed precluded from asserting against the Reorganized Debtor, its successors, or its assets or properties any other or further
Claims or Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date. The Confirmation Order shall act as a discharge of any and all claims against and all debts and liabilities of the Debtor, as provided in sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against the Debtor at any time obtained to the extent that it relates to a Claim discharged.
            Except as otherwise provided in the Plan, the documents executed pursuant to the Plan, or the Confirmation Order, on and after the Effective Date, all persons and entities who have held, currently hold, or may hold a debt, Claim, or interest discharged pursuant to the terms of the Plan shall be deemed permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim, or interest: (1) commencing or continuing in any manner any action or other proceeding against the Debtor, the Reorganized Debtor, its successors, or its property; (2) enforcing, attaching, executing, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtor, the Reorganized Debtor, its successors, or its property; (3) creating, perfecting, or enforcing any lien or encumbrance against the Debtor, the Reorganized Debtor, its successors, or its property; (4) asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due to the Debtor, the Reorganized Debtor, its successors, or its property; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan. Any person or entity injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

     C.     No Liability for Solicitation or Participation.
            As specified in section 1125(e) of the Bankruptcy Code, persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, are not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

     D.     Limitation of Liability.
            Neither the Debtor, nor the Reorganized Debtor, nor any of their employees, officers, directors, agents, or representatives, nor the Committees or their members, nor any professional persons employed by the Debtor, the Debtor in Possession, the Reorganized Debtor, or the Committees, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with or related to negotiating, formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract, instrument, security, release, or other agreement, instrument, or document created in connection with the Plan.

     E.     Global Release.
            In consideration of, and in connection with, the consensual settlement of the Subordination Claims and the Subordination Rights, if any of Classes 10 and 12 through 17 vote to accept the Plan, the holders of Allowed Claims in such Classes shall be deemed to waive, release, discharge, forgive, and covenant not to sue, the former and current officers and directors and agents of the Debtor and/or the Debtor in Possession for any Claim (whether known or unknown) arising from, related to, or connected with, whether directly or indirectly, in any manner whatsoever, any event, transaction or occurrence, omission or commission prior to the Effective Date. The foregoing sentence shall include a waiver of Section 1542 of the California Civil Code, or any similar federal or state law; Section 1542 of the California Civil Code states:

           A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

     F.     Rights of Action.

            Any and all rights and causes of action accruing to the Debtor or its estate shall remain assets of and vest in the Reorganized Debtor, whether or not litigation relating thereto is pending on the Effective Date. The Reorganized Debtor may pursue all rights and causes of action in its sole discretion in accordance with what is in the best interests, and for the benefit, of the Reorganized Debtor. The Reorganized Debtor may, at the direction of the Board of Directors, authorize the Claims Subcommittee, or any other committee, to pursue the interests of the Reorganized Debtor with respect to prosecuting causes of action. Neither the Debtor nor the Reorganized Debtor waives, relinquishes, or abandons any right or cause of action which constitutes property of the Debtor's Estate, whether or not such right or cause of action has been listed or referred to in the Schedules or in the Disclosure Statement and whether or not such right or cause of action is currently known to the Debtor. Notwithstanding the foregoing, the Reorganized Debtor shall not pursue any preference causes of action arising under section 547 of the Bankruptcy Code; provided, however, the Reorganized Debtor does not waive, and hereby preserves, for the benefit of itself and the Claims Subcommittee, all preference causes of action arising under section 547 of the Bankruptcy Code for purposes of offset, recoupment, counterclaim or defense; and further, provided, however, the Reorganized Debtor does not waive, and hereby preserves, for the benefit of itself and the Claims Subcommittee, all preference causes of action arising under section 547 of the Bankruptcy Code (and all other causes of action) arising from, related to, or connected with the Mag Data Sale; and further, provided, however, the Reorganized Debtor does not waive, and hereby preserves, for the benefit of itself and the Claims Subcommittee, the Gold Mountain Related Claims.

     G.     Headings.

            Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

     H.     Binding Effect.

            The Plan shall be binding upon and inure to the benefit of the Debtor, the Reorganized Debtor, holders of Claims, holders of Equity Interests, and their respective successors or assigns.

     I.     Revocation or Withdrawal.

            1.   Right to Revoke.

            The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date.

            2.    Effect of Withdrawal or Revocation.

            If the Debtor revokes or withdraws the Plan prior to the Confirmation Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor.

     J.     Governing Law.

            Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of California (without reference to its conflict of law rules) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specifically provided in such agreements, documents, or instruments.

     K.     Withholding, Reporting, and Payment of Taxes.

            In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Disbursing Agent shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. The
Disbursing Agent shall report and pay taxes on the income of the Distribution Reserve or the Cash Reserve as required by applicable law. In addition, to the extent required by applicable law, reported distributions from such reserves shall include all interest and investment income, if any, attributable to the Cash or property being distributed net of taxes which are, or are estimated to be, due and payable thereon.

     L.     Other Documents and Actions.

            The Reorganized Debtor may execute such other documents and take such other actions as may be necessary or appropriate to effectuate the transactions contemplated under this Plan.

     M.     Modification of the Plan.

            The Debtor or Reorganized Debtor may further alter, amend, or modify the Plan pursuant to section 1127 of the Bankruptcy Code.

     N.     Notices.

            Any notice to the Debtor or Reorganized Debtor required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt
requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid, to be addressed as follows:
                     Applied Magnetics Corporation
                     75 Robin Hill Road
                     Goleta, CA  93117
                     Attention:  John Foster

                     With a copy to:

                     Stutman, Treister & Glatt
                     Professional Corporation
                     3699 Wilshire Boulevard, Suite 900
                     Los Angeles, CA  90010
                     Attention:   Theodore B. Stolman


     O.     Successors and Assigns.

            The rights, benefits, and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and assigns of such entity.

     P.     Termination Of Committee.

            As of the Effective Date, the Committee shall terminate and shall have no rights, responsibilities, powers, duties or authority.

DATED:  October __, 2001            APPLIED MAGNETICS CORPORATION
                                    a Delaware corporation




                                    By          /S/
                                      --------------------------------
                                          JOHN FOSTER,
                                          Chief Operating Officer
SUBMITTED BY:


            /S/
---------------------------------------
THEODORE B. STOLMAN and
MICHAEL H. GOLDSTEIN, Members of
STUTMAN, TREISTER & GLATT
PROFESSIONAL CORPORATION
Special Reorganization Counsel
for Debtor and Debtor in Possession

                               LIST OF EXHIBITS


Exhibit A-1       Summary of Certain Principal Terms and Conditions
                  of Employee Restricted Stock and New Options

Exhibit A-2       Summary of Certain Principal Terms and Conditions
                  of New Employee Restricted Stock and Option
                  Agreement

Exhibit A-3       Summary of Certain Principal Terms and Conditions
                  of Employee Restricted Stock and Option Program

Exhibit B         INTENTIONALLY OMITTED

Exhibit C         INTENTIONALLY OMITTED

Exhibit D         List of Deferred Payment Tax Claims

Exhibit E         List of Executory Contracts Assumed

Exhibit F         List of Executory Contracts Rejected

Exhibit G         Members of Initial Board of Directors of
                  Reorganized Debtor

Exhibit H         List of Capital Leases

Exhibit I         List of Operating Leases

Exhibit J         Cash Asset Sale Formula

                             EXHIBIT A-1 TO PLAN
                      SUMMARY OF CERTAIN PRINCIPAL TERMS
         AND CONDITIONS OF EMPLOYEE RESTRICTED STOCK AND NEW OPTIONS
         -----------------------------------------------------------
      New Employee Restricted Stock and Option Agreement. As of the Effective Date, the Reorganized Debtor will be deemed to have entered into the New Employee Restricted Stock and Option
Agreement governing the terms and conditions of Employee
Restricted Stock and New Options. The principal terms of the New Employee Restricted Stock and Option Agreement are described in Exhibit "A-2" hereto.
      Employee Restricted Stock and New Options. Pursuant to the New Employee Restricted Stock and Option Agreement there will be issued 500,000 shares of Employee Restricted Stock and two (2) classes of New Options. The Employee Restricted Stock will be shares of New Common Stock and will be subject to the terms and conditions of the New Employee Restricted Stock and Option
Agreement and will be issued to Eligible Employees under the Employee Restricted Stock and Option Program. Generally, each class of New Options will be comprised of a fixed number of options as provided for in the New Employee Restricted Stock and Option Agreement, which options will be issued to Eligible
Employees under the Employee Restricted Stock and Option
Program. The Employee Restricted Stock and New Options will have the terms and conditions set forth below:

         Employee Restricted Stock. The Employee Restricted Stock shall be shares of New Common Stock that will be allocated to Eligible Employees pursuant to the Employee
         Restricted Stock and Option Program.

         Right To Purchase New Common Stock. The New Options shall represent the right to purchase that number of shares of New Common Stock as specified in the New
         Options.

         Vesting. The Employee Restricted Stock (and associated warrants) shall first vest in the recipient as follows: one-half of the Employee Restricted Stock issued to such Eligible Employee on each of the one-year anniversary and the second-year anniversary, respectively, of such Employee Restricted Stock being issued, provided that the recipient is an employee of the Reorganized Debtor on each date of vesting. The New Employee Class B Options shall be first vested and the recipient first entitled to exercise the Options as follows: one-third of the New Employee Class B Options issued to such Eligible Employee on each of the one-year anniversary, second-year anniversary, and third-year anniversary, respectively, of such New Employee Class B Options being issued, provided that the recipient is an employee of the Reorganized Debtor on each date of vesting. The recipient of Employee Reserved Options shall be vested and the recipient first entitled to exercise such Employee Reserved Options as specified by the Board of Directors of the Reorganized Debtor at such time as the Employee Reserved Options are issued.

         Exercise Price. The New Employee Class B Options will provide for a purchase price for each share of New Common

         Stock equal to $5.00 per share. The Employee Reserved Options will provide for a purchase price for each share of New Common Stock as determined by the Board of Directors for the Reorganized Debtor at the time of issuance of the Employee Reserved Options, which such price shall be the then fair market value of the New Common Stock as determined by the Board of Directors.

         Conditions To Exercise. The New Options will provide that they can be exercised immediately upon vesting if and only if all of the following conditions have been satisfied: (i) not more than ten (10) years after the issuance of the New Options has lapsed; and (ii) the recipient of the New Options is employed by the Reorganized Debtor at the time the recipient seeks to exercise the New Options (or not more than ninety (90) days have passed since such employee's employment has been terminated); provided, however, if the recipient is not employed by the Reorganized Debtor at the time of exercise by reason of the recipient's death, the recipient's heir (or estate) can exercise the New Options; and provided, further, however, if the recipient is not employed by the Reorganized Debtor at the time of exercise by reason of the recipient being terminated for reasons other than cause and the recipient upon such termination is entitled under an employment contract to be automatically vested in any benefit program, such recipient can exercise the New Options.

         Corporate Transaction. The Employee Restricted Stock and the New Options will be subject to accelerated vesting upon certain conditions being satisfied as set forth in the New Employee Restricted Stock and Option Agreement.

         Transfer Restrictions. Prior to vesting, the Employee Restricted Stock and New Options (and associated warrants) shall not be transferable, except to the recipients heir (or estate) following death, and except to a family trust or other similar arrangement effected by the recipient for probate estate purposes.

                             EXHIBIT A-2 TO PLAN
             SUMMARY OF CERTAIN PRINCIPAL TERMS AND CONDITIONS OF
              NEW EMPLOYEE RESTRICTED STOCK AND OPTION AGREEMENT

      New Employee Restricted Stock and Option Agreement. As of the Effective Date, the Reorganized Debtor will be deemed to have entered into the New Employee Restricted Stock and Option Agreement governing the terms and conditions of the Employee Restricted Stock and New Options. The principal terms of the Employee Restricted Stock and New Options are described in Exhibit "A" hereto. The principal terms and conditions of the New Employee Restricted Stock and Option Agreement are as follows:
      Classes of New Options.   The New Employee    Restricted
   Stock and Option Agreement shall authorize the issuance of Employee Restricted Stock and two (2) classes of options: New Employee Class B Options and Employee Reserved Options. There shall be issued 500,000 shares of New Common Stock as Employee Restricted Stock. Each New Option shall represent the right to purchase, in the aggregate, that number of shares of New Common Stock as follows:


                Class                       Number Of Shares Of New
                                                  Common Stock
------------------------------------- ------------------------------------
New Employee Class B Options                       1,000,000
------------------------------------- ------------------------------------
Employee Reserved Options                           750,000
------------------------------------- ------------------------------------

      Issuance of Employee Restricted Stock and New Options.
   The Employee Restricted Stock shall be issued by the

   Reorganized Debtor on or after the Effective Date, the New Employee Class B Options shall be issued by the Reorganized Debtor on or after the Effective Date, and the Employee Reserved Options shall be issued after the Effective Date as determined by the Board of Directors of the Reorganized Company. The Employee Restricted Stock and New Employee
   Class B Options shall be allocated among Eligible Employees as determined by the Chief Executive Officer. The Employee Reserved Options shall be allocated among Eligible Employees as determined by the Board of Directors.

      Allocation Of Employee Restricted Stock and New
   Options. From and after the issuance of the Employee Restricted Stock and New Options, the Employee Restricted Stock and New Options shall be allocated, and certificates representing a fixed amount of Employee Restricted Stock or New Options, as applicable, shall be issued, by the Reorganized Debtor to Eligible Employees as determined by the Chief Executive Officer of the Reorganized Debtor for the Board of Directors, as applicable, in accordance with the Employee Restricted Stock and Option Program. Further, the Chief Executive Officer of the Reorganized Debtor or the Board of Directors, as applicable, shall allocate, under the Employee Restricted Stock and Option Program, the Employee Restricted Stock and New Options in the event of accelerated issuance pursuant to a Corporate Transaction.

      Corporate Transaction. The Employee Restricted Stock and the New Options will be subject to accelerated vesting upon certain conditions being satisfied as set forth in the

   New Employee Restricted Stock and Option Agreement.

                             EXHIBIT A-3 TO PLAN
                         SUMMARY OF CERTAIN PRINCIPAL
               TERMS AND CONDITIONS OF THE EMPLOYEE RESTRICTED
                           STOCK AND OPTION PROGRAM
            Employee Restricted Stock and Option Program.  As of
the Effective Date, the Reorganized Debtor will be deemed to have adopted the Employee Restricted Stock and Option Program governing the terms and conditions of the issuance of certificates for the Employee Restricted Stock and New Options
(the "Stock/Option Certificates") under the Employee Restricted Stock and Option Program for each of the Employee Restricted
Stock, New Employee Class B Options, and Employee Reserved
Options, issued under the New Employee Restricted Stock and
Option Agreement. The Stock/Option Certificates will be issued to Eligible Employees of the Reorganized Debtor as provided for in the Employee Restricted Stock and Option Program. The principal terms of the Employee Restricted Stock and New Options and the New Employee Restricted Stock and Option Agreement are described in Exhibits "A-1" and "A-2", respectively, hereto.
The principal terms and conditions of the Employee Restricted Stock and Option Program are as follows:
      EMPLOYEE RESTRICTED STOCK AND NEW OPTIONS. The Employee Restricted Stock and Option Program will govern the issuance of Stock/Option Certificates to Eligible Employees. The Stock/Option Certificates will be issued in connection with the issuance of the Employee Restricted Stock and New Options as the same are made available for issuance in accordance with the New Employee Restricted Stock and Option Agreement.

      ELIGIBLE EMPLOYEES.  Employees of the Reorganized    Debtor
   who will receive stock and/or options pursuant to the Employee
   Restricted Stock and Option Program will be limited to Eligible Employees as defined in the Employee Restricted Stock and Option Program.

      ALLOCATION. Under the Employee Restricted Stock and Option Program, Stock/Option Certificates for the Employee Restricted Stock and New Employee Class B Options available for issuance will be allocated by the Chief Executive Officer of the Reorganized Debtor (and Employee Reserved Options available for issuance will be allocated by the Board of Directors) based upon the criteria set forth in the Employee Restricted Stock and Option Program.

      VESTING AND EXERCISE. Each Eligible Employee who receives a Stock/Option Certificate shall be entitled to exercise such Stock/Option Certificate in accordance with the vesting and exercise rights set forth in the Employee
   Restricted Stock and New Options.

                              EXHIBIT B TO PLAN
                           [INTENTIONALLY OMITTED]

                              EXHIBIT C TO PLAN
                           [INTENTIONALLY OMITTED]

                              EXHIBIT D TO PLAN
                     LIST OF DEFERRED PAYMENT TAX CLAIMS
            NONE

                              EXHIBIT E TO PLAN
                     LIST OF EXECUTORY CONTRACTS ASSUMED


            Effective upon the Effective Date, the Debtor in Possession hereby assumes the following executory contracts and unexpired leases and will make the Cure Payments so specified:

                          General Description
      Creditor               of Contract1                   Cure Amount
------------------------- --------------------------- --------------------------
John Foster               (a)   Indemnification       None
c/o Applied               Agreement         (as
Magnetics                 amended)
Corporation               (b)   Employment
75 Robin Hill Road        Agreement         (as
Goleta, CA  93117         amended)
------------------------- --------------------------- --------------------------
Peter Altavilla           (a)   Indemnification       None
c/o Applied               Agreement         (as
Magnetics                 amended)
Corporation               (b)   Employment
75 Robin Hill Road        Agreement (as
Goleta, CA  93117         amended)
------------------------- --------------------------- --------------------------
---------------------------
(2) The contract identified is intended to be a broad and comprehensive description and shall include all agreements, contracts, amendments, supplements, modifications, letters, side agreements and understandings between the Debtor and the Creditor. This Exhibit is not an admission or recognition that any particular contractual relationship existed or that, if such a relationship existed, such relationship presently exists. The Debtor does not waive any defense or rights of rescission or reformation respecting any possible contract set forth herein.

      Similarly, this Exhibit is not an admission or recognition that any contractual relationship constitutes an "executory contract." Some of the agreements designated in this Exhibit may have expired or otherwise been terminated by their terms, and others previously may have been rejected by the Debtor during this chapter 11 case.

      Similarly, this Exhibit is not an admission or recognition that any contractual relationship constitutes a "lease", nor is the characterization of an agreement as a "lease" an admission that such agreement constitutes a lease and not a security agreement.

      The Indemnification Agreement for Messrs. Rubel and Shillinger will not included any indemnification relating to the Kennilworth Litigation Claims.

                          General Description
      Creditor               of Contract1                   Cure Amount
------------------------- --------------------------- --------------------------
Paul Rubel                (a)   Indemnification       None
c/o Applied                     Agreement
Magnetics                       (as amended)
Corporation
75 Robin Hill Road        (b)   Employment
Goleta, CA  93117               Agreement
                                (as amended)
------------------------- --------------------------- --------------------------
Mike Shillinger           (a)   Indemnification       None
c/o Applied                     Agreement
Magnetics                       (as amended)
Corporation
75 Robin Hill Road        (b)   Employment
Goleta, CA  93117               Agreement
                                (as amended)
------------------------- --------------------------- --------------------------
Monteith Heaton           (a)   Indemnification       None
c/o Applied                     Agreement
Magnetics
Corporation               (b)   Employment
75 Robin Hill Road              Agreement
Goleta, CA  93117
------------------------- --------------------------- --------------------------
c/o Applied               Worldwide Cash Profit       None
Magnetics                 Sharing Plan
Corporation
75 Robin Hill Road
Goleta, CA  93117
Attn: Peter
Altavilla
------------------------- --------------------------- --------------------------
Fidelity                  401(k) Plan                 None
Investments
Client Services-
CPR100
2300 Litton Lane
Hebron, KY 41048
------------------------- --------------------------- --------------------------
c/o Applied               Health Care and             None
Magnetics                 Dependent Care
Corporation               Reimbursement
75 Robin Hill Road        account, IRS Section
Goleta, CA  93117         125
 Attn: Pete
Altavilla
------------------------- --------------------------- --------------------------
Magnetic Data             Magnetic Data
Technologies, LLC         Technologies, LLC
445 Pine Avenue           related Agreements:
Goleta, CA  93117

                          General Description
      Creditor               of Contract1                   Cure Amount
------------------------- --------------------------- --------------------------
Michael J. Dubilier       (a)   Second Amended
Dubilier & Company              and Restated
64 West 21st Street             Operating
New York, NY  10010             Agreement of
                                Magnetic Data
                                Technologies,
                                LLC made and
                                entered into as
                                of April 9,
                                1999, by and
                                among DDCI, LLC,
                                a Delaware
                                limited
                                liability
                                company, Applied
                                Magnetics
                                Corporation,
                                Vestro
                                Investments
                                Group Limited, a
                                Nevada limited
                                partnership, and
                                Milestone
                                Acquisitions II,
                                LLC, a Nevada
                                limited
                                liability
                                company

                          (b)   Third Amended
                                and Restated
                                Operating
                                Agreement of
                                Magnetic Data
                                Technologies,
                                LLC, by and
                                among DDCI, LLC,
                                a Delaware
                                limited
                                liability
                                company, Applied
                                Magnetics
                                Corporation,
                                Vestro
                                Investments
                                Group Limited, a
                                Nevada limited
                                partnership, and
                                Milestone

                          General Description
      Creditor               of Contract(2)                   Cure Amount
------------------------- --------------------------- --------------------------
                                Acquisitions II,
                                LLC, a Nevada
                                limited
                                liability
                                company
------------------------- --------------------------- --------------------------
DDCI, LLC                 Operating Agreement
c/o Applied               of DDCI, LLC, a
Magnetics                 Delaware limited
Corporation               liability company
75 Robin Hill Road
Goleta, CA  93117
------------------------- --------------------------- --------------------------

                              EXHIBIT F TO PLAN
                     LIST OF EXECUTORY CONTRACTS REJECTED


            Effective upon the Effective Date, the Debtor in Possession hereby rejects all executory contracts and unexpired leases that exist between the Debtor and any other entity which have not previously been rejected, except the Debtor in Possession does not reject those executory contracts and unexpired leases (i) which are listed in Exhibit "E" to the Plan and assumed pursuant to Section VI.A. of the Plan, or (ii) which are or have been specifically assumed, or assumed and assigned, by the Debtor in Possession with the approval of the Bankruptcy Court by separate proceeding in the Chapter 11 Case. The executory contracts and unexpired leases rejected under the Plan shall include, without limitation, those listed below. Inclusion herein does not constitute an admission by the Debtor in Possession that an executory contract or unexpired lease exists or is valid. As a matter of prudence, the following list includes contracts and leases which may have previously been rejected or canceled or assigned or which may have expired:

                                 REJECTION LIST
                                                                       GENERAL DESCRIPTION OF
                 CREDITOR                                                       CONTRACT(3)
         GE Capital                                                               Equipment Agreements
         Attn: Ingrid Duffelmeyer
         960 Fort Duquesne Blvd.
         Corp. Lockbox 640387
         Pittsburgh, PA 15222

         IBM Credit Corporation                                                   Equipment Agreements
         Attn: David Karchere, Program Mgr.
         North Castle Drive
         Armonk, NY 10504-2575

         LTI                                                                      Equipment Agreements
         Attn: Hugh Baum
         221 Danbury Road
         Wilton, CT 06897

         Mellon US Leasing                                                        Equipment Agreements
         Stephen Graham, Mgr. Syndications
         525 Market Street
         San Francisco, CA 94105



--------
(3)   The contract identified is intended to be a broad and comprehensive description and shall include all agreements, contracts, amendments, supplements, modifications, letters, side agreements and understandings between the Debtor and the Creditor. This Exhibit is not an admission or recognition that any particular contractual rexisted or that, if such a relationship existed, such relationship presently exists. The Debtor does not waive any defense or rights orescission or reformation respecting any possible contract set forth herein.

      Similarly, this Exhibit is not an admission or recognition that any contractual relationship constitutes an "executory contract." Some of the agreements designated in this Exhibit may have expired or otherwise been terminated by their terms, and others may have been rejected by the Debtor during this chapter 11 case.

      Similarly, this Exhibit is not an admission or recognition that any contractual relationship constitutes a "lease", nor is the characterization of an agreement as a "lease" an admission that such agreement constitutes a lease and not a security agreement.



                               129


                                 REJECTION LIST
                                                                       GENERAL DESCRIPTION OF
                 CREDITOR                                                       CONTRACT(3)
         New England Capital Corp                                                 Equipment Agreements
         Attn: Joe Mayo
         30 Avon Meadow Lane
         Avon, CT 06001

         Newcourt                                                                 Equipment Agreements
         Attn: Katrina
         Bank One Tower
         111 Monument Circle, Ste. 2700
         Indianapolis, IN 46204

         Phoenixcor                                                               Equipment Agreements
         Attn: Chris Mayo
         65 Water Street South
         South Norwalk,  CT 06854

         Transamerica Equipment Financial Services                                Equipment Agreements
         Attn: Randy Shumate,
         Regional Mgr.
         10975 Benson Drive, Ste. 530
         Overland Park, KS 66210

         Ultratech Stepper, Inc.                                                  Equipment Agreements
         Attn: Charles von Orden,
         Corp. Counsel
         3050 Zanker Road
         San Jose, CA 95134

         Citicorp Global Equipment Finance                                        Equipment Agreements
         Attn: Shawn Miller, Vice President
         450 Mamaroneck Avenue
         Harrison, NY 10528

         Fleet Business Credit Corporation                                        Equipment Agreements
         Attn: Ronald strong, First VP
         135 So. LaSalle Street,
         Dept. 8210
         Chicago, IL 60674-8210



                               130



                                 REJECTION LIST
                                                                       GENERAL DESCRIPTION OF
                 CREDITOR                                                       CONTRACT(3)
         Community First Financial, Inc.                                          Equipment Agreements
         Attn: Alan Hintz
         520 Main Street
         Fargo, ND 58124

         ATEL Financial Corporation                                               Equipment Agreements
         Attn: Russell H. Wilder
         235 Pine Street, 6th Fl
         San Francisco, CA 94104


         BancBoston Leasing, Inc,                                                 Equipment Agreements
         Attn: Frank A. Gianino,
         Vice President
         100 Federal Street
         Boston, MA 02110

         Bankvest                                                                 Equipment Agreements
         Attn: David Rabinovitz
         200 Nickerson Road
         Marlboro, MA 01752

         Capital Associates International, Inc.                                   Equipment Agreements
         7175 W. Jefferson Avenue,
         Ste. 4000
         Lakewood, CFO 80236

         Comdisco Electronics Group                                               Equipment Agreements
         Attn: Douglas Fritch,
         VP Credit Operations
         3655 Nobel Drive, Ste. 600
         San Diego, CA 92122

         The CIT Group/Equipment Financing, Inc.                                  Equipment Agreements
         Attn: William Swanstrom
         900 Ashwood Parkway
         Atlanta, GA 30338
         and
         2500 W. Country Road 42
         Suite ES 110
         Burnsville, MN 55337



                               131



                                 REJECTION LIST
                                                                       GENERAL DESCRIPTION OF
                 CREDITOR                                                       CONTRACT(3)
         Safeco Credit Company, Inc.                                              Equipment Agreements
         National Division
         Attn: Ron Koehler, Div.
         Credit Mgr.
         10865 Willows Road N.E., 3rd Fl
         Redmond, WA 98052-2502

         IBM Credit Corporation                                                   Equipment Agreements
         Attn: David Karchere, Progr. Mgr., Restruct. Grp.
         MD NC 317
         North Castle Drive
         Armonk, NY 10504-2575

         Sedgewick Claims Mgmt Services                                 Workers compensation related agreement
         1000 Ridgeway Loop Road                                        dated 10/1/1999 thru 9/30/2000
         Memphis, TN  38120                                             client # APPL-0456-021

         Kennilworth Partners II LP Senior                              Convertible Subordinated Note for $25M,
         Attn:  Jeffrey Parket                                          7/14/99
         10 Central Drive                                               a) Amended and Restated Exchange
         Great Neck, NJ 10024                                           Agreement dated 7/14/99
                                                                        b) Amended and Restated Registration
                                                                        Rights Agreement, effective 7/14/99

         Triton Capital Investments Limited, a British Virgin           Senior Subordinated Convertible Note
         Islands Co.                                                    for $1.5M dated 9/30/99
         Attn:  Jonathan Glaser
         1999 Avenue of the Stars,
         Suite 2530
         Los Angeles, CA  90067

         JMG Capital Partners, L.P., a California limited partnership   Senior Subordinated Convertible Note
         Attn:  Jonathan Glaser                                         for $1.5M dated 9/30/99
         1999 Avenue of the Stars,
         Suite 2530
         Los Angeles, CA  90067



                               132



                                 REJECTION LIST
                                                                       GENERAL DESCRIPTION OF
                 CREDITOR                                                       CONTRACT(3)
         Camden Asset Management, a California Corporation. The note    Senior Subordinated Convertible Note
         is registered in the name of St. Albans Partners LTD, a        for $2.0M dated 9/30/99
         Cayman Islands Corporation
         Attn:  John Wagner
         2049 Century Park East, Suite 330
         Los Angeles, CA  90067

         Guardian Life Insurance Company of America, a New York         Senior Subordinated Convertible Note
         Corporation. This note is registered for the benefit of Cudd   for $1.88M dated 10/7/99
         & Co.
         Attn:  John Murphy
         7 Hanover Square, #H20A
         New York, NY  10004

         Guardian Life Insurance Company of America, a New York         Senior Subordinated Convertible Note
         Corporation. This note is registered for the benefit of Cudd   for $.12M dated 10/7/99
         & Co.
         Trustees for Applied Magnetics Corporation 1992 Stock Option
         Plan
         c/o Applied Magnetics Corporation
         75 Robin Hill Road
         Goleta, CA  93117

         Guardian Life Insurance Company of America, a New York         Senior Subordinated Convertible Note
         Corporation. This note is registered for the benefit of Cudd   for $4.77M dated 10/7/99
         & Co.
         Trustees for Applied Magnetics Corporation 1992 Stock Option
         Plan
         c/o Applied Magnetics Corporation
         75 Robin Hill Road
         Goleta, CA  93117




                               133



                                 REJECTION LIST
                                                                       GENERAL DESCRIPTION OF
                 CREDITOR                                                       CONTRACT(3)
         Guardian Life Insurance Company of America, a New York         Senior Subordinated Convertible Note
         Corporation. This note is registered for the benefit of Cudd   for $.23M dated 10/7/99
         & Co.
         Trustees for Applied Magnetics Corporation 1992 Stock Option
         Plan
         c/o Applied Magnetics Corporation
         75 Robin Hill Road
         Goleta, CA  93117

         Trustees for Applied Magnetics Corporation 1982 Stock          Applied Magnetics Corporation 1982
         Long-Term Incentive Plan                                       Stock Long-Term Incentive Plan
         c/o Applied Magnetics Corporation
         75 Robin Hill Road
         Goleta, CA  93117

         Trustees for Applied Magnetics Corporation 1986 Long-Term      Applied Magnetics Corporation 1986
         Incentive Plan                                                 Long-Term Incentive Plan
         c/o Applied Magnetics Corporation
         75 Robin Hill Road
         Goleta, CA  93117

         Trustees for Applied Magnetics Corporation 1988 Stock Option   Applied Magnetics Corporation 1988
         Plan                                                           Stock Option Plan
         c/o Applied Magnetics Corporation
         75 Robin Hill Road
         Goleta, CA  93117

         Trustees for Applied Magnetics Corporation 1989 Long-Term      Applied Magnetics Corporation 1989
         Incentive Plan                                                 Long-Term Incentive Plan
         c/o Applied Magnetics Corporation
         75 Robin Hill Road
         Goleta, CA  93117

         Trustees for Applied Magnetics Corporation 1992 Stock Option   Applied Magnetics Corporation 1992
         Plan                                                           Stock Option Plan
         c/o Applied Magnetics Corporation
         75 Robin Hill Road
         Goleta, CA  93117


                               134




                                 REJECTION LIST
                                                                       GENERAL DESCRIPTION OF
                 CREDITOR                                                       CONTRACT(3)
         The CIT Group/Business Credit                                  Financing Agreement dated January 11,
         3rd Floor                                                      1995 between the Company and CIT
         300 South Grand Avenue                                         Group/Business Credit, Inc.
         Los Angeles, CA  90071

         Trustees for Applied Magnetics Corporation 1994 Employee       Applied Magnetics Corporation 1994
         Stock Option Plan                                              Employee Stock Option Plan
         c/o Applied Magnetics Corporation
         75 Robin Hill Road
         Goleta, CA  93117

         Trustees for Applied Magnetics                                 Applied Magnetics
         Corporation 1994 Non-Employee Director's Stock Option Plan     Corporation 1994 Non-Employee
         c/o Applied Magnetics Corporation                              Director's Stock Option Plan
         75 Robin Hill Road
         Goleta, CA  93117

         The CIT Group/Business Credit                                  Letter Agreement dated as of
         3rd Floor                                                      November 14, 1994, between the Company
         300 South Grand Avenue                                         and the CIT Group/Business Credit, Inc.
         Los Angeles, CA  90071



                               135



                                 REJECTION LIST
                                                                       GENERAL DESCRIPTION OF
                 CREDITOR                                                       CONTRACT(3)
         Craig D. Crisman                                               Indemnification Agreement
         291 32nd Avenue
         San Francisco, CA 9412                                         Indemnification Agreement

         Harold R. Frank                                                Indemnification Agreement
         6054 La Goleta Road
         Goleta, CA 93117                                               Indemnification Agreement

         Dr. R.C.Mercure, Jr.
         350-17th Street                                                Indemnification Agreement
         Boulder, CO 80302

         Herbert M. Dwight, Jr.
         Optical Coating Laboratory, Inc.
         2789 Northpoint Parkway, Dept. 101-1
         Santa Rosa, CA 95407-7397

         Jerry Goldress
         809 Ocean Ave., #4
         Seal Beach, CA 90740

         Maybank Banking Berhad                                         Offer letter dated April 19, 1995
         45th Floor Komter
         10000 Pulau, Pinong, Malaysia

         Maybank Banking Berhad                                         Corporate Guarantee of the Registrant
         45th Floor Komter                                              dated June 8, 1995
         10000 Pulau, Pinong, Malaysia

         Craig D. Crisman                                               Employment Agreement
         c/o Applied Magnetics Corporation
         75 Robin Hill Road
         Goleta, CA  93117

         Trustee for 1995 Key Management Incentive Bonus Plan dated     1995 Key Management Incentive Bonus
         March 16, 1995                                                 Plan dated March 16, 1995
         c/o Applied Magnetics Corporation
         75 Robin Hill Road
         Goleta, CA  93117



                               136



                                 REJECTION LIST
                                                                       GENERAL DESCRIPTION OF
                 CREDITOR                                                       CONTRACT(3)
         Arab-Malaysian Bank Berhad                                     Offer letter dated July 18, 1996
         Ground Floor
         Plaza See Hoy Chan
         Jalan Raja Chulan
         50200 Kuala Lumpur, Malaysia

         Arab-Malaysian Bank Berhad                                     General Agreement
         Ground Floor
         Plaza See Hoy Chan
         Jalan Raja Chulan
         50200 Kuala Lumpur, Malaysia

         Arab-Malaysian Bank Berhad                                     Corporate Guarantee of the Registrant
         Ground Floor                                                   dated August 14, 1996
         Plaza See Hoy Chan
         Jalan Raja Chulan
         50200 Kuala Lumpur, Malaysia

         BHL Bank                                                       Offer letters dated August 6, 1996 and
         90 Jalan                                                       September 26, 1996
         Mayang Pppasir
         Bondar Bayan Baru
         11950 Bayan Lepas
         Penang, Malaysia

         BHL Bank                                                       Corporate Guarantee of the Registrant
         90 Jalan                                                       dated August 13, 1996
         Mayang Pppasir
         Bondar Bayan Baru
         11950 Bayan Lepas
         Penang, Malaysia

         United Overseas Bank (Malaysia) Bhd                            Offer letter dated February 26, 1997
         Lebuh Bishop Branch
         64 E-H Lebuh Bishop
         P.O. Box 820
         10200 Pulau Penong, Malaysia

         United Overseas Bank (Malaysia) Bhd                            Corporate Guarantee of the Registrant
         Lebuh Bishop Branch                                            dated March 11, 1997
         64 E-H Lebuh Bishop
         P.O. Box 820
         10200 Pulau Penong, Malaysia



                               137



                                 REJECTION LIST
                                                                       GENERAL DESCRIPTION OF
                 CREDITOR                                                       CONTRACT(3)
         Bank Utama (Malaysia) Berhad                                   Offer letter dated October 23, 1996
         Prai Brarch
         27714-A
         N. 2677 Jalan Chain Ferry
         Taman Inderawasih
         13600 Pral Pulau, Pinang Malaysia
         P.O. Box 291,42100 Butterworth

         Bank Utama (Malaysia) Berhad                                   Corporate Guarantee of the Registrant
         Prai Brarch                                                    dated April 15, 1997
         27714-A
         N. 2677 Jalan Chain Ferry
         Taman Inderawasih
         13600 Pral Pulau, Pinang Malaysia
         P.O. Box 291,42100 Butterworth

         RHB Bank Berhad                                                Offer letter dated December 10, 1996
         3 Penang Street
         10700 Penang, Malaysia

         RHB Bank Berhad                                                Corporate Guarantee of the Registrant
         3 Penang Street                                                dated February 26, 1997
         10700 Penang Malaysia

         Craig D. Crisman                                               Employment Agreement Amendment No. 1
         c/o Applied Magnetics Corporation                              dated February 7, 1997
         75 Robin Hill Road
         Goleta, CA  93117

         Trustee for Applied Magnetics Corporation 1989 Long-Term       Applied Magnetics Corporation 1989
         Incentive Plan Amendment dated May 9, 1997                     Long-Term Incentive Plan Amendment
         c/o Applied Magnetics Corporation                              dated May 9, 1997
         75 Robin Hill Road
         Goleta, CA  93117

         The Chase Manhattan Bank, N.A.                                 Trust Indenture
         Capital Markets Fiduciary Services
         15th Floor
         450 West Thirty-Third Street
         New York, NY  10001
         Attn:  Frank J. Grippo


                               138



                                 REJECTION LIST
                                                                       GENERAL DESCRIPTION OF
                 CREDITOR                                                       CONTRACT(3)
         Hitachi Metals, Ltd.                                           License and Technology Development
         2151 O'Toole Avenue, #B                                        Agreement dated September 25, 1992
         San Jose, CA  95131
                                                                        Letter Agreement dated May 30, 1995

         Hutchinson Technology Inc.                                     Cross License and Joint Research and
         40 West Highland Park                                          Development Agreement, November 5, 1993
         MS 110
         Hutchinson, MN  55350

         Grisanti, Galef & Goldress                                     Letter Agreement dated August 1, 1998
         P.O. Box 5240
         114 Robert Avenue
         Incline Village, NV  89450

         Magnetic Data Technologies, LLC                                Recapitalization Agreement, dated as of
         445 Pine Avenue                                                March 20, 1999 and as amended by
         Goleta, CA 93117                                               Amendment No. 1 dated as of April 9,
                                                                        1999, among MDT Holdings, LLC, Applied
         Michael J. Dubilier                                            Magnetics Corporation, DDCI, LLC,
         Dubilier & Company                                             Vestro Investments Group Limited,
         64 West 21st Street                                            Milestone Acquisitions II, LLC and
         New York, NY 10010                                             Magnetic Data Technologies, LLC


                                EXHIBIT G TO PLAN
                      MEMBERS OF INITIAL BOARD OF DIRECTORS
                              OF REORGANIZED DEBTOR


               The initial Board of Directors of the Reorganized
   Debtor as of the Effective Date will consist of:

          Name of Director                   Term
          ----------------                   ----

   1. John Foster (Debtor          3 years from Effective Date
      Nominee)

2.    Malcolm Currie               3 years from Effective Date
      (Debtor Nominee)

3.    Dr. Calvin Quate             3 years from Effective Date
      (Debtor Nominee)

4.    Scott Avila                  2 years from Effective Date
      (Committee Nominee)

5.    Daniel Armel                 2 years from Effective Date
      (Committee Nominee)

6.    Dr. William Howard           2 years from Effective Date
      (Debtor Nominee)

                              EXHIBIT H TO PLAN
                            LIST OF CAPITAL LEASES


Lessor:                                 Agreement:
--------------------------------------- ---------------------------------------
IBM                                     Installment Payment Master
                                        Agreement, dated November 17,
                                        1997, by and between IBM
                                        Credit Corporation, Inc., and
                                        AMC, including all applicable
                                        riders, amendments,
                                        supplements and equipment
                                        schedules
--------------------------------------- ---------------------------------------

                              EXHIBIT I TO PLAN
                           LIST OF OPERATING LEASES

----------------------------------------------------------- -------------------------------------------------------
Lessor:                                                     Agreement:
----------------------------------------------------------- -------------------------------------------------------
Atel Leasing Corp.                                          Master Lease Agreement No. APPL1, dated May 10, 1996,
Phoenixcor                                                  between Atel Leasing Corporation, and AMC, including
GE Capital                                                  all applicable riders, addenda, amendments and
Mellon US Leasing                                           equipment schedules
----------------------------------------------------------- -------------------------------------------------------
Transamerica Business Credit Corp.                          Master Lease Agreement, dated as of June 26, 1998
                                                            between Transamerica Business Credit Corp., and AMC,
                                                            including all applicable riders, addenda, amendments
                                                            and equipment schedules
----------------------------------------------------------- -------------------------------------------------------
Ultratech Stepper, Inc.                                     Master Lease Agreement No. 12, dated April 21, 1997
BankBoston                                                  (as amended), between Ultratech Stepper, Inc., and
New England Capital Corp.                                   AMC, including all applicable riders, addenda,
Newcourt Financial                                          amendments and equipment schedules
----------------------------------------------------------- -------------------------------------------------------
Comdisco, Inc.                                              Master Lease Agreement, dated as of February 3, 1981,
Community First Financial, Inc.                             between Comdisco, Inc., and AMC, including all
Fleet Business Credit Corp.                                 applicable riders, addenda, amendments and equipment
Safeco Credit Company, Inc.                                 schedules
----------------------------------------------------------- -------------------------------------------------------
The CIT Group                                               Master Lease Agreement, dated June 1, 1998, by and
Equipment Financing, Inc.                                   between CIT Group/Equipment Financing, Inc., and AMC,
                                                            including all applicable riders, addenda, amendments
                                                            and equipment schedules
----------------------------------------------------------- -------------------------------------------------------
Capital Associates International                            Master Lease Agreement, dated March 20, 1997, by and
Citicorp                                                    between Capital Associates International, Inc., and
                                                            AMC, including all applicable riders, addenda,
                                                            amendments and equipment schedules
----------------------------------------------------------- -------------------------------------------------------
IBM Credit Corporation, Inc.                                Term Lease Master Agreement, dated August 5, 1997, by
                                                            and between IBM Credit Corporation, Inc., and AMC,
                                                            including all applicable riders, amendments,
                                                            supplements and equipment schedules
----------------------------------------------------------- -------------------------------------------------------



                               142


----------------------------------------------------------- -------------------------------------------------------
Lessor:                                                     Agreement:
----------------------------------------------------------- -------------------------------------------------------


BankVest                                                    Master Lease Agreement, dated June 7, 1999, by and
                                                            between BankVest Capital Corp. and LeaseVest Capital
                                                            Corp., Inc., and AMC, including all applicable
                                                            riders, addenda, amendments and equipment schedules
----------------------------------------------------------- -------------------------------------------------------
LTI                                                         Master Lease Agreement, dated July 1, 1999, by and
                                                            between Leasing Technologies International, Inc., and
                                                            AMC, including all applicable riders, addenda,
                                                            amendments and equipment schedules
----------------------------------------------------------- -------------------------------------------------------

                             EXHIBIT J TO THE PLAN

            In the event of a Cash Asset Sale, up to 231,600 shares of New Common Stock will be repurchased from the Guarantee Banks pursuant to the formula set forth below, and the Cash Asset Sale Distribution will be made Pro Rata to the holders of Allowed Class 12 Claims and Allowed Class 13 Claims, and the Cash Asset Sale Distribution shall be calculated pursuant to the formula set forth below.

            Cash Asset Sale Formula For Repurchase Of Shares From
The Guarantee Banks

            1) Each holder of a Guarantee Banks' Claim will have that number of shares of New Common Stock subject to a legend providing for the repurchase of the shares at a price of $0.01 per share based upon the following formula:

                  Number of Shares Issued with Legend= 231,600 *
                    ("$claims")/($59,000,000)

            Wherein "$claims" means the dollar amount that each holder of a Guarantee Banks Claim has an Allowed Class 10 Claim.

            2) If a Cash Asset Sale occurs, and only if the net proceeds are less than $25 per share, then the number of legend shares which will be repurchased from each holder of an Allowed Guarantee Banks' Claim at $0.01 per share shall be calculated as follows:

            (1 - ($18.333 divided by "Sale proceeds per share")) *
                     (868,500) * ("$claims")/($59,300,000)

Wherein "Sale proceeds per share" means the net proceeds from the Cash Asset Sale that are distributed for a single share of New Common Stock in the case of a Cash Asset Sale and "$claims" means the dollar amount that each holder of a Guarantee Banks Claim has an Allowed Class 10 Claim.

            3) If a Cash Asset Sale occurs, and only if the net proceeds are more than $25 per share of New Common Stock, then the number of legend shares which will be repurchased from each holder of an Allowed Guarantee Banks Claim at $0.01 per share shall be calculated as follows:

         (0.26668) * 868,500 * ("$claims")/($59,300,000)

            Wherein "$claims" means the dollar amount that each holder of a Guarantee Banks Claim has an Allowed Class 10 Claim.

            4) In the case that the "Sale proceeds per share" are less than $18.333 per share of New Common Stock, then the number of legend shares that will be repurchased from each holder of an Allowed Guarantee Banks' Claim at $0.01 per share is zero.

Cash Asset Sale Formula For Calculating The Distribution To Be
Made Pro Rata To Holders Of Allowed Class 12 Claims and Allowed
Class 13 Claims

            In the event of a Cash Asset Sale, each holder of a

New Warrant will have the right to receive the Cash Asset Sale
Distribution for each unexercised New Warrant calculated as follows:

            1) In the case of a Cash Asset Sale where the net cash proceeds from the Cast Asset Sale are less than $25 per share, the Cash Asset Sale Formula shall be:

            Net Cash Proceeds Per Unexercised New Warrant =

            (Sale proceeds per share - $18.333 per share) * (0.8685) *
* (unexercised New Warrants/original New Warrants granted), wherein "Sale proceeds per share" means the net cash proceeds from the Cash Asset Sale that are distributed for a single share of New Common Stock and "$claims" means the dollar amount of the Allowed Claim of a holder of an Allowed Class 12 Claim or an Allowed Class 13 Claim.

            2) In the case of a Cash Asset Sale where the net cash proceeds from the Cash Asset Sale are equal to or greater than $25 per share, the Cash Asset Sale Formula shall be:

            Net Cash Proceeds Per Unexercised New Warrant = $6.666 * 0.8685 * (unexercised New Warrants/original New Warrants granted) where "Sale proceeds per share" means the net cash proceeds from the Cash Asset Sale that are distributed for a single share of New Common Stock and "$claims" means the dollar amount of the Allowed Claim of a holder of an Allowed Class 12 Claim or an Allowed Class 13 Claim.

            3) In the case of a Cash Asset Sale where the net cash proceeds from the Cash Asset Sale are less than $18.333 per share, then the Cash Asset Sale Distribution is zero.

*** Note that the ratio of (unexercised New Warrants/original New Warrants granted) takes no count of which strike price the New Warrant was exercised, but only the total of New Warrants originally granted and exercised as of the time of calculation. For example, if the holder of an Allowed Class 12 Claim or Allowed Class 13 Claim held $9.9M in Allowed Claims, then the holder would have a total of 188,055 New Warrants. If the holder exercised 30,000 New Warrants, independent of the strike price, then the ratio of (unexercised New Warrants/original New Warrants granted) would be 0.84.

            For purposes of the Cash Asset Sale Formulas set forth herein, in determining the "net proceeds from the Cash Asset Sale" or the "Sale proceeds per share", in each instance the "proceeds" shall be calculated as: the gross cash received from the Cash Asset Sale less, among other things: (i) all costs associated with the Cash Asset Sale; (ii) all liabilities that must be paid by the Reorganized Debtor prior to making distributions to shareholders, including reserves for contingent liabilities; and (iii) all costs of liquidating the Reorganized Debtor, including the costs of making distributions to shareholders.

      I. DEFINITIONS AND RULES OF CONSTRUCTION    1

      A.       Defined Terms.   1

      B.       Other Terms.     24

      C.       Plan Documents Supplement.24

      D.       Exhibits.        24

      II. CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS       25

      A.       Summary. 25

      B.       Administrative Expenses.  26

      1.       General Provisions.       26

      2.       Allowed Administrative Claims of Professional Persons.       28

      C.       Priority Tax Claims.      32

      D.       Classification and Treatment.      34

      III. ACCEPTANCE OR REJECTION OF THE PLAN    63

      A.       Voting Classes.  63

      B.       Voting Rights of Holders of Disputed Claims.         63

      C.       Acceptance by Impaired Classes.    64

      D.       Presumed Acceptance of Plan.       64

      E.       Nonconsensual Confirmation.        64

     IV. PROVISIONS FOR TREATMENT OF DISPUTED, CONTINGENT, OR UNLIQUIDATED
         CLAIMS, EQUITY INTERESTS, AND ADMINISTRATIVE EXPENSES         65

       A. Reserve for Disputed Other Priority Claims, Disputed Priority Tax Claims, and Disputed
                Administrative Expenses.   65

       B.       Allowance of Claims of Holders of Record of
                Kennilworth Claims, Old 7% Notes and Old 2% Notes;

                 Reserve for Disputes Regarding Subordination Rights.         66

                  1.       Kennilworth Claims.       66

                  2.       Old 2% Notes.    67

                  3.       Old 7% Notes.    68

                  4.       Reserve For Disputes Regarding Subordination
                           Rights. 69

                  C. Allowance of Interests of Holders of Record of Old Common Stock; Reserve for Disputes. 69

                  D.       Reserve for Disputed General Unsecured Claims.    70

                  E. Resolution of Disputed Claims, Disputed Equity Interests, and Disputed Administrative
                           Expenses.         71

                  F.       Distribution To AMC - Malaysia Liquidator.  72

                  V. IMPLEMENTATION OF THE PLAN      74

                  A.       Funding of Cash Payments. 74

                  B.       Issuance of New Equity Interests.  74

                  C.       Issuance And Execution Of Plan Related
                           Documents.    79

                  D.       Cancellation of Existing Securities and Rejection of
                           Related Agreements.       79

                  E.       Surrender of Existing Securities.  80

                  F.       Subordination Disputes.   81

                  1.       Enforcement Of Subordination Rights.        81

                  2. Consensual Reallocation - Settlement Of Subordination Rights.83

                  3.       Litigation Re Subordination Rights - Waiver.      85

                  G.       NEW HOLLISTER FINANCING   87

                  H.       HOLLISTER TRANSACTION.    87

                  I.       Certificate of Incorporation and Bylaws.    87

                  J.       Management of the Reorganized Debtor.       88

                  K.       Corporate Action.90

                  L.       Method of Distribution Under the Plan.      91

                  1.       In General.      91

                  2.       Investment of Cash.       91

                  3.       Manner of Payment Under the Plan.  91

                  4.       Manner of Distribution of Other Property.   92

                  5.       Setoffs. 92

                  6.       Distribution of Unclaimed Property.92

                  7.       De Minimis Distributions. 92

                  8.       Fractional Shares.        92

                  9.       Record Date.     93

                  10. Allocation of Consideration Distributed on Account of Allowed Unsecured Claims.94

                  11.      Saturday, Sunday, or Legal Holiday.94

                  M.       Revesting of Assets.      94

                  N.       Name Change.     95

                  VI. EXECUTORY CONTRACTS AND UNEXPIRED LEASES         95

                  A.       Assumption.      95

                  B.       Rejection.       97

                  VII. EFFECTIVENESS OF THE PLAN     99

                  A.       Conditions Precedent.     99

                  B.       Notice of Effective Date. 99

                  VIII. RETENTION OF JURISDICTION    99

                  IX. MISCELLANEOUS PROVISIONS       101

                  A.       Payment of Statutory Fees.101

                  B.       Discharge of Debtor and Injunction.102

                  C.       No Liability for Solicitation or Participation.   104

                  D.       Limitation of Liability.  104

                  E.       Global Release.  105

                  F.       Rights of Action.105

                  G.       Headings.        106

                  H.       Binding Effect.  107

                  I.       Revocation or Withdrawal. 107

                  1.       Right to Revoke. 107

                  2.       Effect of Withdrawal or Revocation.107

                  J.       Governing Law.   107

                  K.       Withholding, Reporting, and Payment of Taxes.     108

                  L.       Other Documents and Actions.       108

                  M.       Modification of the Plan. 108

                  N.       Notices. 108

                  O.       Successors and Assigns.   109

                  P.       Termination Of Committee. 109

                            DECLARATION OF SERVICE
      I am over the age of eighteen years and not a party to the within action. I am employed in an office that employs a member of the bar of this Court, at whose direction the within service was made. My business address is Stutman, Treister & Glatt Professional Corporation, 3699 Wilshire Boulevard, Suite 900, Los Angeles, California 90010.

On October {  }, 2001, I served the following pleading:

      DEBTOR'S FOURTH AMENDED PLAN OF REORGANIZATION UNDER
      CHAPTER
      11 OF THE BANKRUPTCY CODE DATED AS OF OCTOBER [ ], 2001

on the interested parties in this action by placing a true copy thereof, enclosed in a sealed envelope, and causing a messenger service, All Star Messenger Service, to deliver the same for same-day deliver by hand addressed as follows:


Yolanda Cannon                            Brian D. Fittipaldi
Office of the U.S. Trustee                Office of the U.S. Trustee
221 N. Figueroa St., #800                 128 E. Carrillo Street
Los Angeles, CA 90012                     Santa Barbara, CA  93101

Counsel for Creditors' Comm.              Peter T. Altavilla
Evan M. Jones, Esq.                       Applied Magnetics Corporation
O'Melveny & Myers                         75 Robin Hill Road
400 South Hope Street                     Goleta, CA 93117
Los Angeles, CA 90071-2899

Atty/Gold Mountain Financial Instit.,     County Of Santa Barbara
Inc.**                                    Attn:  Enrique Sanchez
John W. Fricks, Esq.                      105 Anapamu St., #201
Law Offices of Roy E. Ogden               Santa Barbara, CA 93101
1060 Palm Street, Suite D
San Luis Obispo, CA 93401

Attys/Gold Mountain Financial
Edward B. Rasch
1464 Comstock Avenue
Los Angeles, CA 90024
  The above-described pleading also was transmitted to the indicated parties set forth above in the manner described below:
**
            By air courier service, for next business-day delivery by FEDERAL EXPRESS.

      I declare under penalty of perjury that the foregoing is true and correct.

      EXECUTED on October [  ], 2001, at Los Angeles, California.

                                    ----------------------------------
                                    Denice N. Gonzalez, Declarant
                                v